Exhibit 10.1

ECO2 PLASTICS, INC.

CONVERTIBLE NOTE PURCHASE AGREEMENT

June 2, 2009

This Convertible Note Purchase Agreement (this “Agreement”) is made as of June 2, 2009 by and among ECO2 PLASTICS, INC., a Delaware corporation (the “Company”), PENINSULA PACKAGING, LLC, a California limited liability company (“Peninsula”), TRIDENT CAPITAL FUND-VI, L.P. (“Trident Capital I”), TRIDENT CAPITAL FUND-VI PRINCIPALS FUND, L.L.C. (“Trident Capital II” and, collectively with Trident Capital I, the “Trident Lenders”), WHITTAKER CAPITAL PARTNERS, LLC (“Whittaker Capital”), HUTTON LIVING TRUST DATED 12/10/1996 (“Hutton”), and the other parties set forth on Schedule I (each, an “Additional Lender” and collectively, the “Additional Lenders”).  Each of Trident Capital I, Trident Capital II, Whittaker Capital, Hutton and Peninsula, and each Additional Lender, is sometimes referred to herein as a “Purchaser” and collectively as the “Purchasers.”

WHEREAS, Peninsula loaned an aggregate amount of Three Hundred Fifty Thousand Dollars ($350,000) to the Company pursuant to certain promissory notes dated as of April 13, 2009, May 5, 2009 and May 20, 2009 (collectively, the “Peninsula Notes”); and

WHEREAS, the Trident Lenders loaned an aggregate amount of Three Hundred Fifty Thousand Dollars ($350,000) to the Company pursuant to certain promissory notes dated as of April 13, 2009, May 5, 2009 and May 20, 2009 (collectively, the “Trident Notes”); and

WHEREAS, Whittaker Capital loaned One Hundred Thousand Dollars ($100,000) to the Company pursuant to a certain promissory note dated as of April 13, 2009 (the “Whittaker Capital Note”); and

WHEREAS, Hutton loaned Fifty Thousand Dollars ($50,000) to the Company pursuant to a certain promissory note dated as of May 5, 2009 (the “Hutton Note”); and

WHEREAS, the Peninsula Notes, Trident Notes, Whittaker Capital Note, and Hutton Note are each a “Bridge Note,” and collectively, the “Bridge Notes;” and

WHEREAS, Peninsula, the Trident Lenders, Whittaker Capital and the Additional Lenders desire to lend at least an additional Nine Hundred Fifty Thousand Dollars ($950,000) to the Company, totaling at least One Million Eight Hundred Thousand Dollars ($1,800,000) in the aggregate (the “Additional Loans”); and

WHEREAS, the Company and Peninsula desire to aggregate the Peninsula Notes into a single amended and restated promissory note to evidence the aggregate principal amount owed by the Company to Peninsula under the Peninsula Notes and Additional Loans; and

WHEREAS, the Company and the Trident Lenders desire to aggregate the Trident Notes into a single amended and restated promissory note to evidence the aggregate principal amount owed by the Company to the Trident Lenders under the Trident Notes and Additional Loans; and

WHEREAS, the Company and Whittaker Capital desire to aggregate the Whittaker Capital Note into a single amended and restated promissory note to evidence the aggregate principal amount owed by the Company to Whittaker Capital under the Whittaker Capital Note and Additional Loans; and

WHEREAS, Hutton desires to amend and restate the Hutton Note in order to conform such note to the terms and conditions set forth in the amended and restated Peninsula, Trident and Whittaker Capital Notes; and

WHEREAS, in connection with the Additional Loans, the Company desires to issue certain promissory notes to the Additional Lenders;

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and each Purchaser (severally and not jointly), intending to be legally bound, hereby agree as follows:

1. The Loans; Closing; Delivery.

(a) The Notes.  Subject to the terms and conditions hereof, each Purchaser shall loan to the Company the amount set forth opposite such Purchaser’s name under the column heading, “Delivery Amount” on Schedule I attached hereto.  Each Purchaser shall surrender its respective Bridge Note(s) to the Company, if any, and shall receive from the Company a promissory note in the form relating to such Purchaser attached hereto as Exhibit A (a “Note” and, collectively with all other promissory notes issued to the Purchasers hereunder, the “Notes”), in the amount set forth opposite such Purchaser’s name under the column heading “Aggregate Loan Amount” on Schedule I attached hereto.  The loans evidenced by the Notes shall be referred to herein as the “Loans.”

(b) Place and Date of Closing.  The closing of the transactions provided for herein shall take place at the offices of Stradley Ronon Stevens & Young, LLP, 200 Lake Drive East, Suite 100, Cherry Hill, NJ 08002, at not later than 5:00 p.m. (EST) on June 2, 2009 (the “Initial Closing”), or at such date as the Purchasers and the Company may agree upon, such time and date of delivery against payment being herein referred to as the “Initial Closing Date.”  References herein to the “Closing Date” shall mean the Initial Closing Date or the date of any Additional Closing (as defined below), as applicable.

(c) Delivery.  At each Closing, the Notes in definitive form evidencing the Loans that the Purchasers have agreed to purchase pursuant to this Agreement shall be delivered by or on behalf of the Company, against delivery by or on behalf of each of the Purchasers of (i) the amount set forth opposite such Purchaser’s name under the column heading, “Delivery Amount” on Schedule I by check or wire transfer of immediately available funds to the account of the Company previously designated by it in writing, and (ii) the original Bridge Notes issued to such Purchaser, if any.

(d) Subsequent Closings.  The Purchasers understand and agree that at any time and from time to time during the period following the Initial Closing Date but not later than June 30. 2009, the Company may, at one or more additional closings (each, an “Additional Closing”), without obtaining the signature, consent or permission of any of the Purchasers, offer and sell any authorized but unsold Notes to such persons as shall be acceptable to the Board of Directors of the Company on the terms and conditions set forth herein.  The term “Closing” as used herein shall refer to the “Initial Closing” and/or each “Additional Closing,” as appropriate.

(e) No Usury.  This Agreement and each Note issued pursuant to the terms of this Agreement are hereby expressly limited so that in no event whatsoever, whether by reason of deferment or advancement of loan proceeds, acceleration of maturity of the loan evidenced hereby, or otherwise, shall the amount paid or agreed to be paid to the Purchasers hereunder for the loan, use, forbearance or detention of money exceed the maximum interest rate permitted by the laws of the State of California.  If at any time the performance of any provision hereof or any Note involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Purchasers hereof that all payments under this Agreement or any Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest set forth in the Note, or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal.  The provisions of this Section 1(f) shall never be superseded or waived and shall control every other provision of this Agreement and any Note.

(f) Security Agreement.  The Company and the Purchasers agree to execute the Security Agreements, dated as of the date hereof, in the forms attached hereto as Exhibit D-1 and Exhibit D-2 (the “Security Agreements”), whereby the Purchasers will receive security interests in the collateral of the Company described in the Security Agreements, pursuant to the terms of the Security Agreements.  It is agreed that all of the Company’s indebtedness, whether outstanding on the date hereof or subsequently incurred or assumed, except all indebtedness secured by perfected security interests granted by the Company in connection with the Senior Debt (as such term is defined in the Security Agreements), shall be junior in right of payment to the indebtedness and other obligations of the Company pursuant to the Notes.

(g) Subordination and Intercreditor Agreement.  The Company and the Purchasers agree to execute the Second Amended and Restated Subordination and Intercreditor Agreement, dated as of the date hereof, in the form attached hereto as Exhibit E (the “Subordination Agreement”).

(h) Securities and Disclosure.  The Notes are referred to herein as the “Securities.”  The Securities will be offered and sold to the Purchasers without such offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, the “Securities Act”), in reliance on exemptions therefrom.

In connection with the sale of the Securities, the Company has made available (including electronically via the SEC's EDGAR system) to Purchasers its periodic and current reports, forms, schedules, proxy statements and other documents (including exhibits and all other information incorporated by reference) filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  These reports, forms, schedules, statements, documents, filings and amendments, are collectively referred to as the “SEC Documents.”  All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the SEC Documents (or other references of like import) shall be deemed to mean and include all such financial statements and schedules, documents, exhibits and other information which is incorporated by reference in the SEC Documents.

This Agreement, the Notes, the Security Agreements and the Subordination Agreement are sometimes herein collectively referred to as the “Transaction Documents.”  The shares of Common Stock issuable upon conversion of the Series D Convertible Preferred Stock are herein collectively referred to as the “Conversion Shares.”

2. Representations and Warranties of the Company.  Except as set forth in the SEC Documents and on the Disclosure Schedule attached hereto and made a part hereof (the “Disclosure Schedule”), the Company represents and warrants to and agrees with Purchasers as follows:

(a) Except as set forth in Section 2(a) of the Disclosure Schedule, the Company has filed in a timely manner all documents that the Company was required to file with the SEC under the Exchange Act since becoming subject to the requirements of the Exchange Act.  The SEC Documents as of their respective dates did not and will not as of the Closing Date (after giving effect to any updated disclosures therein), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The SEC Documents and the documents incorporated or deemed to be incorporated by reference therein, at the time they were filed or hereafter are filed with the SEC, complied and will comply, at the time of filing, in all material respects with the requirements of the Securities Act and/or the Exchange Act, as the case may be, as applicable.

(b) The Company has no subsidiaries.  The Company has been duly incorporated and is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its business as now conducted as described in the SEC Documents and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other), earnings, management, properties, prospects or results of operations of the Company (any such event, a “Material Adverse Effect”); the Company does not own directly or indirectly any of the capital stock or other equity or long-term debt securities of or have any equity interest in any other individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof (a “Person”); all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive or other rights to subscribe for or purchase securities, and are owned free and clear of all liens, encumbrances, equities, and restrictions on transferability (other than those imposed by the Securities Act and the state securities or “Blue Sky” laws); except as set forth in Section 2(b) of the Disclosure Schedule, no options, warrants or other rights to purchase from the Company, agreements or other obligations of the Company to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding; and there is no agreement, understanding or arrangement between the Company and any of its stockholders or any other Person relating to the ownership or disposition of any capital stock of the Company or the election of directors of the Company or the governance of the Company’s affairs, and, if any, such agreements, understandings and arrangements will not be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by, the Transaction Documents; there are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) (“Voting Debt”) of the Company issued and outstanding; except as set forth in Section 2(b) of the Disclosure Schedule, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer, sell, redeem, purchase, repurchase or otherwise acquire or cause to be issued, transferred, sold, redeemed, purchased, repurchased or otherwise acquired any capital stock or Voting Debt of, or other equity interest in, the Company or securities or rights convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment; the issuance of the Notes or the Conversion Shares will not give rise to any preemptive rights or rights of first refusal on behalf of any Person or result in the triggering of any anti-dilution or other similar right; except as set forth in Section 2(b) of the Disclosure Schedule, there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act; there are no securities, agreements, documents or instruments containing anti-dilution provisions that will be triggered by the issuance of the Notes and the Conversion Shares; the Company has made available to Purchasers a true, correct and complete copy of its certificate of incorporation and bylaws, each as amended and as in effect on the date hereof.

The authorized capital stock of the Company (immediately prior to the Closing Date) consists of 2,500,000,000 shares of Common Stock and 1,700,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), and 152,843,414 shares of Preferred Stock have been designated as the Series A Convertible Preferred Stock (the “Series A Preferred Stock”), 336,240,039 shares of Preferred Stock have been designated as Series B-1 Convertible Preferred Stock (“Series B-1 Preferred Stock”), 140,000,000 shares of Preferred Stock have been designated as Series B-2 Convertible Preferred Stock  (“Series B-2 Preferred Stock”), and 400,000,000 shares of Preferred Stock have been designated as Series C Convertible Preferred Stock (the “Series C Preferred Stock”).  The issued and outstanding capital stock of the Company, as of immediately prior to the Closing Date and as of the Closing Date, is as set forth in Section 2(c) of the Disclosure Schedule attached hereto (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the SEC Documents or upon exercise of outstanding options, warrants and other convertible securities described in the SEC Documents).  Each share of Preferred Stock is convertible into one share of Common Stock.  Except for preemptive rights or rights of first refusal, which have been waived or complied with, the issuance of the Securities will not give rise to any preemptive rights, rights of first refusal, or similar rights on behalf of any person.  There are no securities, agreements, documents or instruments containing anti-dilution provisions that will be triggered by the issuance of the Securities.  The Company has obtained the approval and consent of a majority of the outstanding shares of its Series C Convertible Preferred Stock, as well as any other approvals required, in order to authorize and designate a newly created series of the Company’s preferred stock designated as Series D Convertible Preferred Stock (“Series D Preferred Stock”).  Subject to Section 3(d) hereof, the Series D Preferred Stock shall initially have the rights, preferences and privileges as are set forth in the Form of Certificate of Designations attached hereto as Exhibit B (the “Series D Certificate of Designations”).  Not later than July 31, 2009, the authorized capital stock of the Company shall, pursuant to a duly authorized and filed amendment to the Certificate of Incorporation of the Company, and subject to appropriate adjustment for all stock splits, subdivisions, combinations, recapitalizations and the like, consist of 4,000,000,000 shares of Common Stock and 3,000,000,000 shares of Preferred Stock, with 152,843,414 shares of Preferred Stock designated as the Series A Preferred Stock, 336,240,039 shares of Preferred Stock designated as Series B-1 Stock, 140,000,000 shares of Preferred Stock designated as Series B-2 Preferred Stock, 400,000,000 shares of Preferred Stock designated as Series C Preferred Stock, and 1,500,000,000 shares of Preferred Stock designated as Series D Preferred Stock.

(c) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents.  Each of the Transaction Documents has been duly and validly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity).

(d) Not later than July 31, 2009, the shares of Series D Preferred Stock (and the shares of Common Stock issuable upon conversion thereof) issuable upon conversion of the Notes shall have been duly authorized and validly reserved for issuance, and when issued upon conversion of the Notes in accordance with the terms thereof, will have been validly issued, fully paid and non-assessable.  The Common Stock of the Company conforms to the description thereof contained in the SEC Documents.  No stockholder of the Company or other Person has any preemptive, co-sale rights, rights of first refusal or any other similar rights with respect to the Notes or the Common Stock, except for rights which have been waived or fully complied with.

(e) No consent, approval, order or authorization of, license, registration, qualification, exemption or filing with any court or governmental agency or body or third party is required for the performance of the Transaction Documents by the Company or for the consummation by the Company of the transactions contemplated thereby, or the application of the proceeds of the issuance of the Securities as described in this Agreement, except for such consents, approvals, authorizations, licenses, qualifications, exemptions or orders (i) as have been obtained on or prior to the Closing Date, or (ii) as are not required to be obtained on or prior to the Closing Date that will be obtained when required.

(f) The Company is not (i) in violation of its certificate of incorporation, certificates of designations or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, or (iii) in default (nor has any event occurred which with notice or passage of time, or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject.

(g) The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby and the fulfillment of the terms thereof will not (a) violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (i) the terms or provisions of any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which the Company is a party or to which any of its properties or assets are subject, (ii) its certificate of incorporation, certificates of designations or bylaws (or similar organizational document) or (iii) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or any of its properties or assets or (b) result in the imposition of any lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company; with respect to (a)(i), (a)(iii) and (b) only, which violation, conflict, breach, default or lien would, individually or in the aggregate, have a Material Adverse Effect.

(h) The audited financial statements included in the SEC Documents present fairly the financial position, results of operations, cash flows and changes in shareholders’ equity of the Company, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis; the interim un-audited financial statements included in the SEC Documents present fairly the financial position, results of operations and cash flows of the Company, at the dates and for the periods to which they relate subject to year-end audit adjustments and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with the audited financial statements included therein; the selected financial and statistical data included in the SEC Documents present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein; and each of the auditors previously engaged by the Company or to be engaged in the future by the Company is an independent certified public accountant as required by the Securities Act.  Except as set forth in the SEC Documents, since the date of the latest interim un-audited balance sheet of the Company included in the SEC Documents, (i) there has been no material change in total liabilities of the Company and (ii) there have been no liabilities incurred outside of the ordinary course of business.  Except as set forth in the SEC Documents, immediately after the Closing Date, the Company will not have any indebtedness, except the Loans and indebtedness incurred in the ordinary course of business and consistent with past practices.  The Company is not a guarantor or indemnitor of any indebtedness of any third party.

(i) There is not pending or, to the knowledge of the Company, threatened, any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which the Company is a party, or to which its properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the Company, would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the application of the proceeds therefrom or the other transactions described in the SEC Documents. The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body.

(j) Intellectual Property.

(i) General.  Section 2(k)(i) of the Disclosure Schedule sets forth with respect to the Company Intellectual Property Rights: (A) for each patent and patent application, the patent number or application serial number for each jurisdiction in which the patent or application has been filed, the date filed or issued and the present status thereof; (B) for each registered trademark, trade name or service mark, the application serial number or registration number for each applicable country, province and/or state and the class of goods covered; (C) for each URL or domain name, the registration date, any renewal date and name of registry; and (D) for each registered copyrighted work, the number and date of registration for each by country, province and/or state in which a copyright application has been registered.  In addition, true and correct copies of all applications filed and registrations (including all pending applications and application related documents) related to the Intellectual Property Rights listed on Section 2(k)(i) of the Disclosure Schedule have been provided or made available to Purchasers.

(ii) Sufficiency.  The Intellectual Property Rights and Technology owned or licensed by the Company constitute all Intellectual Property Rights and Technology necessary for the conduct of the Company’s business as presently conducted, including the design, manufacture, license and sale of all products currently under development or in production.

(iii) Royalties and Licenses.  Except pursuant to the licenses listed in Section 2(k)(iii) of the Disclosure Schedule, the Company has no obligation to compensate or account to any person for the use of any of the Intellectual Property Rights or Technology used by the Company in the conduct of the business.  Section 2(k)(iii) of the Disclosure Schedule sets forth all third party components, whether hardware, firmware or software, that are incorporated in or provided by the Company with its products, or that are otherwise necessary for the manufacture of the Company’s products.   Section 2(k)(iii) of the Disclosure Schedule lists all in-licenses of the Intellectual Property Rights and Technology applicable to the Company’s products, other than standard, off-the-shelf software commercially available on standard terms from third-party vendors.

(iv) Ownership.  The Company (A) owns all right, title and interest in and to the Company Intellectual Property Rights and Company Technology, including the Intellectual Property Rights and Technology listed in Section 2(k)(iv) of the Disclosure Schedule, free and clear of any liens, claims or encumbrances and (B) has a valid and enforceable right or license to use all other Intellectual Property Rights and Technology used in the conduct of the business, and all such licensed Intellectual Property Rights and rights to use Technology will not cease to be valid and enforceable rights of the Company by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.  Without limiting the foregoing, the Company Intellectual Property Rights and Company Technology have been: (1) developed by employees of the Company within the scope of their employment and who have assigned their rights to the Company pursuant to enforceable written agreements; (2) developed by independent contractors or agents who have assigned their rights to the Company pursuant to enforceable written agreements or (3) otherwise acquired by the Company from a third party who has assigned all the Intellectual Property Rights and ownership of all Technology it has developed on the Company’s behalf to the Company.

(v) Absence of Claims; Non-infringement.  No claim or legal proceeding has been instituted or is pending against the Company, or, to the knowledge of the Company, is threatened, that challenges the right of the Company with respect to the use or ownership of the Company Intellectual Property Rights or Company Technology.  Without limiting the foregoing, no interference, opposition, reissue, reexamination, legal proceeding or other proceeding is or has been pending or, to the best of the Company’s knowledge, threatened, in which the scope, validity or enforceability of any of the Company Intellectual Property Rights is being, has been or could reasonably be expected to be contested or challenged.  The Company’s past and present use of the Company Intellectual Property Rights or Company Technology does not infringe upon, misappropriate, breach or otherwise conflict with the rights of any other Person anywhere in the world.  The Company has not received any notice alleging, and otherwise has no knowledge of (A) the invalidity of, or any limitation on the Company’s right to use, any of the Company Intellectual Property Rights or Company Technology or of (B) the alleged infringement, misappropriation or breach of any Intellectual Property Rights of others by the Company.  The Company Intellectual Property Rights and Company Technology are not subject to any judgment, decree, order, writ, award, injunction or determination of an arbitrator, court or other governmental authority affecting the rights of the Company with respect thereto.  To the knowledge of the Company, no person has interfered with, infringed upon or misappropriated any of the Company Intellectual Property Rights, or is currently doing so.

(vi) Licenses to Third Parties.  Section 2(k)(vi) of the Disclosure Schedule lists all of the contracts pursuant to which any person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Company Intellectual Property Rights or Company Technology.  The Company is not bound by, and no Company Intellectual Property Rights are subject to, any contract containing any covenant or other provision that in any way limits or restricts the ability of the Company to use, exploit, assert or enforce any of its Intellectual Property Rights anywhere in the world.  Without limiting the foregoing, the Company has not granted any exclusive licenses to the Company Intellectual Property Rights or Company Technology.

(vii) Protection of Intellectual Property Rights.  All of the registrations and pending applications to governmental or regulatory bodies with respect to the Company Intellectual Property Rights have been timely and duly filed, prosecution for such applications has been attended to, all maintenance and related fees have been paid and the Company has taken all other actions required to maintain their validity and effectiveness.  The Company has taken all steps reasonably necessary or appropriate (including, entering into written confidentiality and nondisclosure agreements with officers, directors, subcontractors, employees, licensees and customers) to safeguard the Company Intellectual Property Rights and maintain the secrecy and confidentiality of trade secrets that are material to the Company.  Without limiting the foregoing, (A) there has been no misappropriation of any trade secrets or other confidential Intellectual Property Rights or Technology used in connection with the business by any person; (B) no employee, independent contractor or agent of the Company has misappropriated any trade secrets of any other person in the course of performance as an employee, independent contractor or agent of the business and (C) no employee, independent contractor or agent of the Company is in default or breach of any term of any employment agreement, nondisclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of the Company Intellectual Property Rights and Company Technology.

(viii) Funding; Certification with Standards Bodies. Except as set forth in Section 2(k)(viii) of the Disclosure Schedule, no funding, facilities or personnel of any governmental entity or educational institution were used, directly or indirectly, to develop or create, in whole or in part, any of the Company Intellectual Property Rights or Company Technology.   The Company has not made any submission or suggestion to, or otherwise participated in, and is not subject to any agreement with, government, any standards bodies or other entities that could obligate the Company to grant licenses to or otherwise impair its control of Company Intellectual Property Rights.

(ix) “Intellectual Property Rights” means all (A) United States and foreign patents and patent applications and disclosures relating thereto (and any patents that issue as a result of those patent applications), and any renewals, reissues, reexaminations, extensions, continuations, continuations-in-part, divisions and substitutions relating to any of the patents and patent applications; (B) United States and foreign trademarks, service marks, trade dress, logos, 800 numbers, trade names and corporate names, whether registered or unregistered, and the goodwill associated therewith, together with any registrations and applications for registration thereof; (C) United States and foreign copyrights and rights under copyrights, whether registered or unregistered, including moral rights, and any registrations and applications for registration thereof; (D) rights in databases and data collections (including knowledge databases, customer lists and customer databases) under the laws of the United States or any other jurisdiction, whether registered or unregistered, and any applications for registration therefor; (E) trade secrets and other rights in know-how and confidential or proprietary information (including any business plans, designs, technical data, customer data, financial information, pricing and cost information, bills of material or other similar information); (F) URL and domain name registrations; (G) inventions (whether or not patentable) and improvements thereto; (H) all claims and causes of action arising out of or related to infringement or misappropriation of any of the foregoing and (I) other proprietary or intellectual property rights now known or hereafter recognized in any jurisdiction.

(x) “Technology” means tangible embodiments of the Intellectual Property Rights, whether in electronic, written or other media, including software, technical documentation, specifications, designs, bills of material, build instructions, test reports, schematics, algorithms, application programming interfaces, user interfaces, routines, formulae, databases, lab notebooks, processes, prototypes, samples, studies or other know-how and other works of authorship.

(k) The Company possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including, but not limited to, those that may be required by the U.S. Food and Drug Administration (the “FDA”)), all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as now or proposed to be conducted as set forth in the SEC Documents (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect.   Each of such Permits is in full force and effect, and the Company has not received any notice of any proceeding relating to revocation or modification of any such Permit, except where such revocation or modification would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(l) The Company holds and is operating in compliance with such exceptions, permits, licenses, franchises, authorizations and clearances of the FDA and/or any committee thereof required, for the conduct of its business as currently conducted (collectively, the “FDA Permits”), and all such FDA Permits are in full force and effect.  The Company has fulfilled and performed all of its obligations with respect to the FDA Permits, and, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any FDA Permit.

(m) The Company: (i) is and at all times has been in material compliance with all statutes, rules, regulations, or guidance applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company (“Applicable Laws”); (ii) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any other federal, state, local or foreign governmental or regulatory authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (iv) has not received notice that the FDA or any other federal, state, local or foreign governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority is considering such action; (v) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (vi) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

(n) (i) The Company is not in material violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), natural resources or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum, petroleum products or by-products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or exposure to, Hazardous Materials (collectively, “Environmental Laws”), including, without limitation, to the best of the Company’s knowledge, the handling, transport, and disposal of the by-product generated by the Company’s recycling operations, (ii) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws for the operation of its business and facilities (“Environmental Permits”) and is in material compliance with their requirements, (iii) no material expenditures will be required to maintain compliance with applicable Environmental Laws or Environmental Permits; (iv) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company and (v) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to Hazardous Materials or Environmental Laws, including, without limitation, the Company’s leasing of facilities located at the Riverbank Army Ammunition Plant Superfund site (EPA ID# CA7210020759).

(o) Subsequent to the respective dates as of which information is given in the SEC Documents, (i) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business or (ii) the Company has not purchased any of its outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on any of its capital stock or otherwise, (iii) there has not been any material increase in the indebtedness of the Company, (iv) there has not occurred any event or condition, individually or in the aggregate, that has had a Material Adverse Effect, (v) the Company has not sustained any material loss or interference with respect to its business or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding; (vi) the Company has not received any notice from the SEC in connection with any investigation or action by the SEC that seeks to, or could reasonably be expected to result in, the restatement by the Company of any of its current or previously disclosed financial statements; (vii) there has not been any material change in compensation agreement or arrangement with any executive officer or director of the Company; (viii) there has not been any loan or guarantees made by the Company to or for the benefit of its employees, officer or directors or any members of their immediate families, other than travel advances and other advances made in the ordinary course of business and consistent with past practice; and (ix) the Company has not altered its method of accounting or changed its auditors.  The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact, which would reasonably lead a creditor to do so.  Based on the financial condition of the Company as of the Closing Date, after giving effect to transactions contemplated hereby to occur on the Closing Date, the Company reasonably expects to have sufficient cash on hand to pay all of its currently foreseeable expenses for at least the next four months.

(p) There are no material legal or governmental proceedings nor are there any material contracts or other documents required by the Securities Act to be described in a prospectus that are not described in the SEC Documents.  The Company is not in default under any of the contracts described in the SEC Documents, has not received a notice or claim of any such default and does not have knowledge of any breach of such contracts by the other party or parties thereto, except for such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

(q) The Company has good and marketable title to all real property described in the SEC Documents as being owned by it and good and marketable title to the leasehold estate in the real property described therein as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect.  All material leases, contracts and agreements to which the Company is a party or by which it is bound are valid and enforceable against the Company, are, to the knowledge of the Company, valid and enforceable against the other party or parties thereto and are in full force and effect.

(r) The Company has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company is contesting in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting  principles, there is no material tax deficiency that has been asserted against the Company.

(s) The Company is not, and immediately after the Closing Date will not be, required to register as an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(t) None of the Company or, to the knowledge of the Company, any of its directors, officers, employees, agents or controlling persons, has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result in the stabilization or manipulation of the price of the Common Stock.

(u) None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) directly, or through any agent, engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or engaged in any other conduct that would cause such offering to be constitute a public offering within the meaning of Section 4(2) of the Securities Act.  Assuming the accuracy of the representations and warranties of the Purchasers in Section 5 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Securities Act.

(v) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company which is pending or, to the knowledge of the Company, threatened.

(w) The Company maintains insurance underwritten by insurers of recognized financial responsibility covering its properties, operations, personnel and businesses comparable to other companies of its size and similar business, including, without limitation, appropriate general business, environmental and directors’ and officers’ liability insurance.  All such insurance is in full force and effect.

(x) The Company maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its material assets is permitted only in accordance with management’s authorization and (D) the values and amounts reported for its material assets are compared with its existing assets at reasonable intervals.

(y) Except as disclosed in the SEC Documents, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(z) No Person has or will have a claim for services, either in the nature of a finder’s fee or financial advisory fee, with respect to the offering of the Securities and the transactions contemplated by the Transaction Documents.

(aa) The Common Stock is traded on the National Association of Securities Dealers OTC Bulletin Board (the “OTC Bulletin Board”).  The Company currently is not in violation of, and the consummation of the transactions contemplated by the Transaction Documents will not violate, any rule of the OTC Bulletin Board.

(bb) The Company is eligible to use Form S-1 for the resale of the Conversion Shares by Purchasers or their transferees.  The Company has no reason to believe that it is not capable of satisfying the registration or qualification requirements (or an exemption therefrom) necessary to permit the resale of the Conversion Shares under the securities or “blue sky” laws of any jurisdiction within the United States.

(cc) None of the Company, any of its affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including without limitation, under the rules and regulations of the OTC Bulletin Board.

(dd) The Company and its Board of Directors have taken all necessary action, if any, to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is applicable to any of the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(ee) The Company has described in, or filed as an exhibit to, the SEC Documents filed prior to the date of this Agreement all of the following types of documents, agreements, plans or arrangements that are required by federal securities laws to be described in, or filed as an exhibit to, the SEC Documents:  employment agreements, consulting agreements, deferred compensation, pension or retirement agreements or arrangements (including all “employee pension benefit plans” as defined in Section 3(2) of ERISA, bonus, incentive or profit-sharing plans or arrangements, or labor or collective bargaining agreements in effect by the Company) (the “ERISA Documents”).  Except for any compliance failures that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, (a) the Company is in compliance in all material respects with all applicable laws and regulations relating to labor, employment, fair employment practices, terms and conditions of employment, and wages and hours, and with the terms of the ERISA Documents; and (b) each such ERISA Document is in compliance in all material respects with all applicable requirements of ERISA.  To the Company’s knowledge, none of the Company’s employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her employment obligations to the Company or that would conflict with the Company’s business as now conducted or proposed to be conducted, except for such contracts and other agreements, judgments, decrees and orders that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff) Except as disclosed in the SEC Documents, no transaction has occurred: (A) between or among the Company and any of its officers or directors, stockholders or any affiliate of any such officer or director or stockholder; and (B) to the Company’s knowledge, between or among any stockholders of the Company.

3. Certain Covenants of the Company.  The Company covenants and agrees with each Purchaser as follows:

(a) Use of Proceeds.  The proceeds of the issuance of the Securities as described in this Agreement shall be used to fund the ordinary course working capital needs of the Company.  None of the proceeds of the Loans will be used to reduce or retire any existing debt of the Company (other than for trade payables), except to the extent any such notes or debt are being cancelled as consideration for purchase of Securities by a Purchaser hereunder and as specifically set forth on Schedule I hereto.

(b) No Integrated Offering.  None of the Company or any of its affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

(c) Investment Company Act Status.  The Company will not become, at any time prior to the expiration of three years after the Closing Date, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under the Investment Company Act.

(d) Voting Rights.  The Company shall file the Series D Certificate of Designations with the Delaware Secretary of State no later than July 31, 2009. The Company shall file an amendment to the Series C Certificate of Designations changing the conversion rate set forth in Section (c) from $.015 to $.004 no later than July 31, 2009.  The Company shall file the amendment to the Certificate of Incorporation of the Company referenced in Section 2(c) hereof no later than July 31, 2009.  Until such time that the Loans have been paid in full, the Company shall not, without the prior written consent of the holders of at least 60% of the aggregate principal amount of the Notes then outstanding, and notwithstanding the absence of any issuances of Series D Preferred Stock to the Purchasers, amend the Series D Certificate of Designations as initially filed by the Company, nor engage in any action that would, pursuant to the terms of the Series D Certificate of Designations, require the affirmative vote of a majority or more of the then outstanding shares of Series D Preferred Stock.  For so long as the Notes to Peninsula are outstanding, or Peninsula is still the holder of at least fifty percent (50%) of any shares of Series D Preferred Stock originally issued to Peninsula, Peninsula shall have the right to elect one (1) director to the Company’s Board of Directors.  The individual elected to such seat shall not be removed absent gross misconduct.  In the case of any vacancy in the office of a director elected by Peninsula to the Board of Directors, Peninsula may elect a successor to hold office for the unexpired term of the director whose place shall be vacant.  Additionally, for so long as the Notes to Peninsula are outstanding, or Peninsula is still the holder of at least fifty percent (50%) of any shares of Series D Preferred Stock originally issued to Peninsula, the Company shall establish an Operations Committee of the Board of Directors, and Peninsula shall have the right to elect its one (1) director to such Operations Committee.    The individual elected to such seat shall not be removed absent gross misconduct.  In the case of any vacancy in the office of a director elected by Peninsula to the Operations Committee, Peninsula may elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

(e) Further Action.  The Company will use its best efforts to do and perform all things required to be done and performed by it under this Agreement and the other Transaction Documents and to satisfy all conditions precedent on its part to the obligations of the Purchasers to purchase and accept delivery of the Securities.

(f) Investor Rights Agreement.  The Purchasers shall be entitled, with respect to any shares of the Company’s capital stock issued upon  conversion of the Notes to all of the registration and other rights set forth in the Company’s Investor Rights Agreement dated as of June 4, 2008, as amended September 15, 2008 and December 17, 2008 (the “Rights Agreement”), to the same extent and on the same terms and conditions as possessed by the investors thereunder and as if such were included in the definition of “Registrable Securities” in the Rights Agreement.  Peninsula shall also be entitled to all of the rights of a “Major Holder” under the Rights Agreement as if its Note had been converted into equity in the Company (and notwithstanding the absence of such conversion). No later than July 31, 2009, the Company shall take such action as may be reasonably necessary to assure that the granting of such rights to the Purchasers does not violate the provisions of the Rights Agreement or any of the Company’s charter documents or rights of prior grantees of registration rights.

(g) Further Indebtedness.  The Company hereby covenants and agrees that so long as any principal amount and accrued interest remains outstanding under the Notes issued pursuant to the terms of this Agreement, that it shall not, without the written consent of Purchasers holding Notes representing at least 60% of the principal amount of all Notes then outstanding, incur, guaranty, assume or otherwise become obligated to pay indebtedness, other than amounts under equipment leases existing as of the Initial Closing Date, accounts payable and other obligations incurred in the ordinary course of business, other than pursuant to this Agreement.

4. Conditions of the Purchasers’ Obligations.  The obligation of each Purchaser to purchase and pay for the Securities at each Closing Date is subject to the following conditions unless waived by the Purchaser:

(a) The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing Date. The Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(b) None of the issuance and sale of the Securities pursuant to this Agreement or any of the transactions contemplated by any of the other Transaction Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued in respect thereof; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or, to the Company’s knowledge, threatened against the Company or against any Purchaser relating to the issuance of the Securities or any Purchaser’s activities in connection therewith or any other transactions contemplated by this Agreement, the other Transaction Documents or the SEC Documents.

(c) The Purchasers shall have received certificates, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, to the effect of Sections 4(a) and 4(b).

(d) The Purchasers shall have received the Notes in the forms attached hereto as Exhibit A.

(e) The Purchasers shall have received an opinion of legal counsel to the Company, with respect to the Securities and other customary matters in the form attached hereto as Exhibit C.

(f) The Purchasers shall have received the Security Agreements in the forms attached hereto as Exhibit D-1 and Exhibit D-2.

(g) The Purchasers shall have received the Subordination Agreement in the form attached hereto as Exhibit E.

(h) The Purchasers shall be satisfied, in their sole discretion, with the results of their due diligence investigation with respect to the Company.

(i) The Company shall have received all necessary governmental and third party waivers, consents and approvals.

(j) The Company shall have complied with all applicable securities laws.

(k) As soon as reasonably practicable following the Initial Closing, the Company shall receive a fairness opinion with regard to valuation matters.

(l) On or prior to the date of the Initial Closing, the Company shall have filed (or authorized the filing of) all UCC and similar financing statements in form and substance satisfactory to the Purchasers at the appropriate offices to create a valid and perfected security interest in the Collateral (as defined in the Security Agreements).

(m) On or prior to the Closing Date, the Company shall have furnished to the Purchasers such additional information, certificates and documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, or otherwise in connection with the transaction contemplated hereby; and all opinions and certificates mentioned above or elsewhere in this Agreement shall be reasonably satisfactory in form and substance to the Purchasers.

5. Representations and Warranties of the Purchasers.

(a) Each Purchaser represents and warrants to the Company that the Securities to be acquired by it hereunder (including the Conversion Shares that it may acquire upon conversion thereof) are being acquired for its own account for investment and with no present intention of distributing or reselling such Securities (including the Conversion Shares that it may acquire upon conversion thereof) or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any State.  Nothing in this Agreement, however, shall prejudice or otherwise limit a Purchaser’s right to sell or otherwise dispose of all or any part of such Conversion Shares under an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

(b) Each Purchaser understands that the Securities and Conversion Shares have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (a) pursuant to an exemption from registration under the Securities Act (and, if requested by the Company, based upon an opinion of counsel acceptable to the Company) or pursuant to an effective registration statement under the Securities Act and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

(c) Each Purchaser agrees to the imprinting, so long as appropriate, of the following legend on the Securities (including the Conversion Shares that it may acquire upon conversion thereof):

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE 1933 ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT.

(d) The legend set forth above may be removed if and when the Securities or Conversion Shares are disposed of pursuant to an effective registration statement under the Securities Act or, in the opinion of counsel to the Company experienced in the area of United States Federal securities laws, such legends are no longer required under applicable requirements of the Securities Act.  The Company agrees that it will provide each Purchaser, upon request, with a substitute certificate, not bearing such legend at such time as such legend is no longer applicable.

(e) Each Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act.  None of the Purchasers learned of the opportunity to acquire Securities or any other security issuable by the Company through any form of general advertising or public solicitation.

(f) Each Purchaser represents and warrants to the Company that it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, having been represented by counsel, and has so evaluated the merits and risks of such investment and is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

(g) Each Purchaser represents and warrants to the Company that the purchase of the Securities to be purchased by it has been duly and properly authorized and this Agreement has been duly executed and delivered by it or on its behalf and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

(h) Each Purchaser represents and warrants to the Company that neither it nor any of its directors, officers, employees, agents, partners, members, or controlling persons has taken, or will take, directly or indirectly, any actions designed, or that might reasonably be expected to cause or result in, the destabilization or manipulation of the price of the Common Stock.

(i) Each Purchaser acknowledges it or its representatives have reviewed the SEC Documents and further acknowledges that it or its representatives have been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; and (ii) access to information about the Company and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Securities.

(j) Each Purchaser represents and warrants to the Company that it has based its investment decision solely upon the information contained in the SEC Documents and such other information as may have been provided to it or its representatives by the Company in response to its inquiries, and has not based its investment decision on any research or other report regarding the Company prepared by any third party (“Third Party Reports”).  Each Purchaser understands and acknowledges that (i) the Company does not endorse any Third Party Reports and (ii) its actual results may differ materially from those projected in any Third Party Report.

(k) Each Purchaser understands and acknowledges that (i) any forward-looking information included in the SEC Documents is subject to risks and uncertainties, including those risks and uncertainties set forth in the SEC Documents; and (ii) the Company’s actual results may differ materially from those projected by the Company or its management in such forward-looking information.

(l) Each Purchaser understands and acknowledges that (i) the Securities are offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company and its counsel will rely upon, the accuracy and truthfulness of the foregoing representations and Purchaser hereby consents to such reliance.  Each Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Securities or Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

(m) None of the Purchasers is a broker or dealer registered pursuant to Section 15 of the Exchange Act (a “registered broker-dealer”) or is affiliated with a registered broker-dealer.

6. Covenants of Purchasers.

(a) No Short Sale.  Purchasers, on behalf of themselves and their affiliates and the permitted assignee of any Conversion Shares, hereby covenant and agree not to, directly or indirectly, offer to “short sell”, contract to “short sell” or otherwise “short sell” any securities of the Company prior to the Closing Date.

(b) Agreement to Convert or Subordinate Notes.  All Notes may be converted or subordinated at any time upon approval of the same by holders of at least 60% of the principal amount of the Notes then outstanding.  In the event of such conversion of the Notes pursuant to this Section 6(b), the Notes shall immediately accrue the full amount of interest that would otherwise be payable as of the Maturity Date (as defined in such Notes), as if such Notes were outstanding on such date, notwithstanding the fact such Notes would have been converted prior to that date.

7. [Intentionally Left Blank]

8. Indemnification.  The Company agrees to indemnify and hold harmless each of the Purchasers, any affiliates of the Purchasers, and each Person, if any, who controls, is controlled by or under common control with any Purchaser within the meaning of the Securities Act (each, an “Indemnified Party”), against any losses, claims, actions, damages, liabilities or expenses (collectively, “Losses”), joint or several, to which such Indemnified Party may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such Losses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement or any failure of the Company to perform its obligations hereunder, and will reimburse each Indemnified Party for any legal and other expenses reasonably incurred as such expenses are incurred by such Indemnified Party in connection with investigating, defending, settling, compromising or paying any such Loss; provided, however, that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based upon the inaccuracy of any representations made by such Indemnified Party herein.

9. Termination.

(a) This Agreement may be terminated by Peninsula or the Trident Lenders by notice to the Company given in the event that (i) the Company shall have failed, refused or been unable to satisfy all material conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date or (ii) if after the date of this Agreement but prior to the Closing Date, trading in securities of the Company on the OTC Bulletin Board shall have been suspended and the Company ceases to be publicly traded.

(b) This Agreement may be terminated by mutual written consent of the Company and the Purchasers.

10. Notices.  All communications hereunder shall be in writing and shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or by facsimile and confirmed in writing (i) if to the Company, at the addresses set forth below, or (ii) if to a Purchaser, to the address set forth for such party on the signature pages hereto.

If to the Company:

ECO2 Plastics, Inc.
PO Box 760
5300 Claus Road
Riverbank, California 95367

Attention:  Chief Executive Officer
Telephone: 209-863-6200
Facsimile:  209-863-6201

with a copy to:

The Otto Law Group, PLLC
601 Union Street, Suite 4500
Seattle, Washington 98101
Attn:  David Otto
Telephone:  206-838-9731
Facsimile:  206-262-9513

All such notices and communications shall be deemed to have been duly given:  (i) when delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, if mailed certified mail, return receipt requested; (iii) one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; (iv) the date of transmission if sent via facsimile to the facsimile number as set forth in this Section or the signature page hereof prior to 5:00 pm in the time zone of the recipient on a business day, with confirmation of successful transmission or (v) the business day following the date of transmission if sent via facsimile at a facsimile number set forth in this Section or on the signature page hereof after 5:00 p.m. in the time zone of the recipient or on a date that is not a business day.  Change of a party’s address or facsimile number may be designated hereunder by giving notice to all of the other parties hereto in accordance with this Section.

11. Survival Clause.  The respective representations, warranties, agreements and covenants of the Company and the Purchasers set forth in this Agreement shall survive until the first anniversary of the Closing.

12. Enforcement.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Certificates of Designations, the prevailing party or parties shall be entitled to receive from the other party or parties reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which the prevailing party or parties may be entitled.

13. Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon Purchasers and the Company and their respective successors and legal representatives.  Neither the Company nor any Purchaser may assign this Agreement or any rights or obligation hereunder without the prior written consent of the other parties; provided, that Peninsula may assign this Agreement to an Affiliate without such consent.  For purposes of this Agreement, “Affiliate” means any other party that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under control with, such party.

14. Amendment and Waiver.   Except as otherwise expressly provided herein, this Agreement may be amended or modified, and any obligations of the Company and rights of the Purchasers hereunder may waived, in each case only upon the written consent of (i) the Company and (ii) the holders of at least 60% of the principal amount of then outstanding Notes; provided, however, that no amendment of this Agreement shall materially and adversely affect the rights of a Purchaser in a manner that materially and disproportionately discriminates against such Purchaser by its express terms in relation to the other Purchasers without such Purchaser's written consent.  Notwithstanding anything to the contrary herein, Schedule I hereto may be amended and revised by the Company in connection with Additional Closings (as defined in Section 1(e) above) without requiring the consent of any of the other parties hereto.  Any amendment or waiver effected in accordance with this Section 14 shall be binding upon each Purchaser, each future Purchaser, and the Company.  The Purchasers and their respective successors and assigns acknowledge that by the operation of this Section 14, the holders of at least 60% of the Notes then outstanding, acting in conjunction with the Company, will have the right and power to diminish or eliminate any or all rights pursuant to this Agreement.

15. Entire Agreement; No Third Party Beneficiary.  This Agreement, together with the other Transaction Documents, constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof and thereof.  Disclosure by the Company in any Schedule to this Agreement shall be deemed applicable to all applicable provisions hereof.  This Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder, except as provided in Section 8 hereof.

16. Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby.

17. APPLICABLE LAW.  THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO PROVISIONS RELATING TO CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT ONLY IN STATE OR FEDERAL COURTS LOCATED IN THE STATE OF CALIFORNIA AND HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR SUCH PURPOSE.

18. Waiver of Participation Rights.  By execution of this Agreement, each Purchaser expressly waives any right of first refusal, pre-emptive right, right of first offer or other participation right (and any related document delivery and notice rights) with respect to the issuance of the Notes and any shares of the Company’s capital stock issuable upon conversion, including without limitation, all rights under Section 7 of the Rights Agreement to the extent the Purchaser is a party thereto and qualifies as a “Major Holder” thereunder.

19. Default.  Notwithstanding anything to the contrary contained in this Agreement or the Notes, upon a default by the Company of Section 3(d) or 3(f) hereof, which default, if curable, is not cured within ten (10) days following written notice from Peninsula to the Company specifying the default in reasonable detail, Peninsula shall have the right, without the affirmative vote of 60% of the holders of the aggregate principal amount of the Notes then outstanding, to call an Event of Default under its Note and exercise all remedies provided therein.

20. No Novation.  The Bridge Notes shall be amended and restated pursuant to this Agreement, but nothing herein shall discharge the obligations of, nor constitute a novation with respect to, the indebtedness of the Company pursuant to the Bridge Notes.

21. Subordination Agreement.  Each Purchaser obtaining Notes in connection with an Additional Closing and executing a counterpart signature to this Agreement hereby agrees to be bound by the Subordination Agreement as a “Senior Lender” thereunder without further action required on the part of such Purchaser or any other party.

22. Counterparts.  This Agreement may be executed in two or more counterparts and may be delivered by facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

ECO2 PLASTICS, INC.

By:
Name:  Raymond M. Salomon
Title:    Chief Financial Officer

Trident Capital Fund-VI, L.P.
Trident Capital Fund-VI Principals Fund, L.L.C.

Executed by the undersigned as an authorized signatory of the General Partner of Trident Capital Fund-VI, L.P. and of the Managing Member of Trident Capital Fund-VI Principals Fund, L.L.C.

(signature)

(print name)

Address: 505 Hamilton Avenue, Suite 200
Palo Alto, CA 94301
Attn: Howard S. Zeprun
Chief Administrative Officer and General Counsel
Fax: (650) 289-4444

Whittaker Capital Partners, LLC

By: ______________________________________
William Whittaker, Manager

Address:       ______________
______________
Fax:               ______________

Peninsula Packaging, LLC

By: ____________________________________
Name: Alex Millar
Title: Managing Director

Address:       c/o Stradley Ronon Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA 19103
Attn: Todd C. Vanett, Esquire
Fax:               (215) 564-8120

Hutton Living Trust Dated 12/10/1996

By: ______________________________________
G. Thompson Hutton, Trustee

Address:       Two Santiago Avenue
Atherton, CA 94027
Fax:               (650) 326-6373

ADDITIONAL LENDERS:

If an entity:

_______________________________________
(Company name)

By: ____________________________________
Name: __________________________________
Title: ___________________________________

Address:       ________________________________
________________________________
________________________________
________________________________
Fax:               ________________________________

                Amount of Note: $_________________________

If an individual:

_______________________________________
(Signature of individual)

Printed Name: ____________________________

Address: ________________________________
________________________________
________________________________
________________________________
Fax:               ________________________________

Amount of Note: $_________________________

Schedule I

Schedule of Purchasers

June 2, 2009

Purchaser	Delivery Amount	Aggregate Loan Amount
Peninsula Packaging, LLC	$250,000.00	$602,115.00
Trident Capital Fund-VI, L.P.	$192,532.92	$531,470.53
Trident Capital Fund-VI Principals Fund, L.L.C.	$7,467.08	$20,612.47
Whittaker Capital Partners, LLC	$500,000.00	$601,074.00
Hutton Living Trust Dated 12/10/1996	$0	$50,307.00

Disclosure Schedule

This Disclosure Schedule is being furnished by ECO2 Plastics, Inc., a Delaware corporation, (the “Company”), to the Purchasers listed on Schedule I to that certain Convertible Note Purchase Agreement of even date herewith by and among the Company and such Purchasers (the “Agreement”) in connection with the execution and delivery of the Agreement, pursuant to Section 2 of the Agreement.  Unless the context otherwise requires, all capitalized terms used in this Disclosure Schedule shall have the respective meanings ascribed to such terms in the Agreement.

This Disclosure Schedule and the information, descriptions and disclosures included herein is intended to set forth exceptions to the representations and warranties of the Company contained in the Agreement.  The contents of all agreements and other documents referred to in a particular section of this Disclosure Schedule is incorporated by reference into such particular section as though fully set forth in such section.

[Attached separately]

Exhibit A

Forms of Notes

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE 1933 ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT.

AMENDED AND RESTATED PROMISSORY NOTE

                                                                                                Riverbank, California
                                                                           Date of Issuance: June 2, 2009

           FOR VALUE RECEIVED, ECO2 PLASTICS, INC., a Delaware corporation (the “Promisor”) hereby promises to pay to the order of PENINSULA PACKAGING, LLC, a California limited liability company (the “Promisee” or the “Holder”), in lawful money of the United States at the address of the Holder set forth herein, the principal amount of Six Hundred Two Thousand One Hundred Fifteen Dollars ($602,115) (the “Note Amount”), together with Interest, as defined below.  This Amended and Restated Promissory Note (this “Note”) has been executed by the Promisor on the date set forth above (the “Effective Date”).

This Note is one of a series of promissory notes issued by the Promisor pursuant to that certain Convertible Note Purchase Agreement, dated as of June 2, 2009, by and among the Promisor, the Promisee, Trident Capital Fund-VI, L.P., Trident Capital Fund-VI Principals Fund, L.L.C., Whittaker Capital Partners, LLC, Hutton Living Trust Dated 12/10/1996 and the other parties set forth on Schedule I thereto (the “Purchase Agreement”).  This Note and such other promissory notes issued by the Promisor pursuant to the Purchase Agreement are herein collectively referred to as the “Notes.”  This Note is secured by a security interest in certain collateral of the Promisor pursuant to a certain Security Agreement, dated as of June 2, 2009, as amended, supplemented, restated or otherwise modified from time to time, by and between the Promisor and the Promisee (the “Security Agreement”) and is entitled to all the benefits and obligations provided therein.  All payments of interest and principal shall be in lawful money of the United States of America and shall be made pro rata among all holders of the Notes.  The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of the Note agrees:

1.            Interest.  Interest shall accrue at eight percent (8%) per annum on the outstanding principal amount of this Note (the “Interest”).  Upon the occurrence of an Event of Default and for so long as such Event of Default continues, Interest shall accrue on the outstanding Note Amount at the rate of eight percent (8%) per annum (the “Default Interest Rate”).

2.            Maturity Date.  The Note Amount, any accrued Interest thereon and all other sums due hereunder, shall be due and payable three (3) years from the Effective Date (the “Maturity Date”).

3. Security.  This Note is secured pursuant to the terms of the Security Agreement by a security interest in the Collateral (as such term is defined in the Security Agreement).  This Note is subject to the provisions of the Security Agreement. It is agreed that all Promisor’s indebtedness, whether outstanding on the date hereof or subsequently incurred or assumed, except all indebtedness secured by perfected security interests granted by Promisor in connection with the Senior Debt (as such term is defined in the Security Agreement) shall be junior in right of payment to the indebtedness and other obligations of Promisor pursuant to the Notes.

4. Application of Payments.

4.1.            Except as otherwise expressly provided herein, payments under this Note shall be applied, (i) first to the repayment of any sums incurred by the Holder for the payment of any expenses in enforcing the terms of this Note, (ii) then to the payment of any accrued but unpaid Interest under this Note, and (iii) then to the reduction of the Note Amount.

4.2.            The Promisor may only prepay principal upon the written consent of holders of 60% or more of the aggregate principal amount of the Notes then outstanding.

4.3.            Upon payment in full of the Note Amount, any applicable accrued and unpaid Interest thereon, and any other sums due hereunder, this Note shall be marked “Paid in Full” and returned to the Promisor.

5.            Waiver of Notice.  The Promisor hereby waives presentment for payment, demand, notice of nonpayment, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and agrees that the liability of the Promisor shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Promisee.

6.            Events of Default.  The occurrence of any of the following events (each an “Event of Default”) shall constitute an Event of Default of the Promisor:

6.1. the failure of the Promisor to make any payment due hereunder within three (3) days after the due date thereof;

6.2. a material default by the Promisor under the Purchase Agreement or any other document or agreement executed by the Promisor pursuant thereto, which default, if curable, is not cured within thirty (30) days following written notice by the Promisee to the Promisor specifying the default in reasonable detail; and

6.3.            (i) the application for the appointment of a receiver or custodian for the Promisor or the property of the Promisor, (ii) the entry of an order for relief or the filing of a petition by or against the Promisor under the provisions of any bankruptcy or insolvency law, (iii) any assignment for the benefit of creditors by or against the Promisor, or (iv) the Promisor’s insolvency (which term is defined for purposes of this paragraph as the failure or inability of the Promisor to meet its obligations as the same fall due).

           Upon the occurrence of any Event of Default that is not cured within any applicable cure period, if any, the Holder may, upon the consent of holders of at least 60% of the aggregate principal amount of the Notes then outstanding (except in the case of an Event of Default pursuant to Section 6.3(i), (ii) or (iii), in which case no such consent shall be necessary), elect to take at any time any or all of the following actions: (i) declare this Note to be forthwith due and payable, whereupon the entire unpaid Note Amount, together with all accrued and unpaid Interest thereon (including the Default Interest Rate), and all other cash obligations hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Promisor, anything contained herein to the contrary notwithstanding, (ii) set-off any amounts owed by the Promisee or any Affiliate of the Promisee (each of which is an intended third party beneficiary hereunder), to the Promisor whatsoever against any amounts owed by the Promisor to the Promisee hereunder; and (iii) exercise any and all other remedies provided hereunder or available at law or in equity.  For purposes of this Note, “Affiliate” means any other party that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under control with, such party.

If an Event of Default occurs by the Promisor, the Promisor agrees to pay, in addition to the Note Amount, reasonable attorneys' fees and any other reasonable costs incurred by the Holder in connection with its pursuit of its remedies under this Note.

7.           Conversion.

7.1           At any time upon written notice by the Promisee to the Promisor, the principal amount and all Interest due under this Note shall be converted into shares of Series D Convertible Preferred Stock of the Promisor (“Securities”) at a price per share equal to $0.0017 (subject to appropriate adjustment for all stock splits, subdivisions, combinations, recapitalizations and the like).  No fractional shares of Securities will be issued upon such conversion of this Note.  In lieu thereof, the number of Securities to be issued to the Holder shall be rounded to the nearest whole share.  Upon conversion of this Note pursuant to this Section 7, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Promisor or any transfer agent of the Promisor.  At its expense, the Promisor will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein.  Upon conversion of this Note, the Promisor will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

7.2           At any time upon the written election at their discretion of holders of 60% or more of the aggregate principal amount of Notes then outstanding, the principal amount and all Interest due under each Note shall be converted into shares of Securities in the same manner described in Section 7.1 above.

8.           Miscellaneous.

8.1           Successors and Assigns.  The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and permitted assigns of the parties.  This Note (or a portion hereof) may be assigned by the Holder without the consent of the Promisor.  This Note may not be assigned by the Promisor without the prior written consent of the Promisee.

8.2           Loss or Mutilation of Note.  Upon receipt by the Promisor of evidence reasonably satisfactory to the Promisor of the loss, theft, destruction or mutilation of this Note, together with indemnity reasonably satisfactory to the Promisor, in the case of loss, theft or destruction, or the surrender and cancellation of this Note, in the case of mutilation, the Promisor shall execute and deliver to the Holder a new promissory note of like tenor and denomination as this Note.

8.3           Notices.  Any notice or other communication required or permitted to be given pursuant to the terms of this Note shall be in writing and shall be deemed effectively given the earlier of, (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), or (iv) one (1) business day after being deposited with an overnight courier service, and addressed to the recipient at the addresses set forth below unless another address is provided to the other party in writing:

If to Promisee, to:

Peninsula Packaging, LLC
c/o Stradley Ronon Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA 19103
Attn:                      Todd C. Vanett
Fax:           (215) 564-8120

If to the Promisor, to:

ECO2 Plastics, Inc.
PO Box 760
5300 Claus Road
Riverbank, California 95367
Attn:                      Raymond M. Salomon
Fax:           (209) 863-6201

with a copy to:

                                The Otto Law Group, PLLC
601 Union Street, Suite 4500
Seattle, WA 98101
Attn:                      David M. Otto
Fax:           (206) 262-9513

8.4           Governing Law.  This Note shall be governed in all respects by the laws of the State of California as applied to agreements entered into and performed entirely within the State of California by residents thereof, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions.

8.5           Waiver and Amendment.  Any term of this Note may be amended, waived or modified with the written consent of the Promisor and the Holder; provided however, that (a) the terms of this Note may be amended or modified, and any obligations of Promisor and the rights of Holder may be waived, in each case upon the written consent of Promisor and the holders of at least 60% of the aggregate principal amount of Notes then outstanding, and (b) this Note may be converted as set forth herein or subordinated without any action of Holder upon approval by holders of at least 60% of the aggregate principal amount of Notes then outstanding.

8.6           Remedies.  No delay or omission by the Holder in exercising any of its rights, remedies, powers or privileges hereunder or at law or in equity and no course of dealing between the Holder and the undersigned or any other person shall be deemed a waiver by the Holder of any such rights, remedies, powers or privileges, even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by the Holder or the exercise of any other right, remedy, power or privilege by the Holder.  The rights and remedies of the Holder described herein shall be cumulative and not restrictive of any other rights or remedies available under any other instrument, at law or in equity provided that such rights or remedies are not inconsistent with the express provisions hereof.

8.7           Usury Savings Clause.  In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

8.8           Severability.  If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor invalidate the other provisions hereof, all of which shall be liberally construed in favor of the Promisee in order to effect the provisions of this Note.

8.9           Setoff.  Notwithstanding the absence of an Event of Default, the Promisee shall have the right to set-off any amounts owed by the Promisee or any Affiliate of the Promisee (each of which is an intended third party beneficiary hereunder) to the Promisor whatsoever against any amounts owed by the Promisor to the Promisee hereunder.

8.10           Amendment and Restatement.  This Note amends, restates and supersedes, but does not discharge the obligations of, nor constitute a novation with respect to, the indebtedness of the Promisor to the Promisee pursuant to those certain Promissory Notes in the principal amounts of $100,000, $100,000 and $150,000, dated April 13, 2009, May 5, 2009 and May 20, 2009, respectively.

           IN WITNESS WHEREOF, the Promisor has caused this Note to be signed on the Effective Date.

ECO2 PLASTICS, INC.

                                                                                                _______________________________
Name: Raymond M. Salomon
Title: Chief Financial Officer

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California
County of __________________________
On ______________________ before me, _____________________________________
(Date)                                                      (Insert Name and Title of Officer)

Personally appeared ______________________________________________________
(Name(s) of Signer(s))

________________________________________________________________________

Who approved me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ities), and by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify that under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Place Notary Seal Above

Signature   __________________________________
(Signature of Notary Public)

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE 1933 ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT.

PROMISSORY NOTE

                                                                                                Riverbank, California
                                                                           Date of Issuance: June 2, 2009

           FOR VALUE RECEIVED, ECO2 PLASTICS, INC., a Delaware corporation (the “Promisor”) hereby promises to pay to the order of [______________] (the “Promisee” or the “Holder”), in lawful money of the United States at the address of the Holder set forth herein, the principal amount of [____________] Dollars ($[______]) (the “Note Amount”), together with Interest, as defined below.  This Promissory Note (this “Note”) has been executed by the Promisor on the date set forth above (the “Effective Date”).

This Note is one of a series of promissory notes issued by the Promisor pursuant to that certain Convertible Note Purchase Agreement, dated as of June 2, 2009, by and among the Promisor, the Promisee, Trident Capital Fund-VI, L.P., Trident Capital Fund-VI Principals Fund, L.L.C., Whittaker Capital Partners, LLC, Hutton Living Trust Dated 12/10/1996 and the other parties set forth on Schedule I thereto (the “Purchase Agreement”).  This Note and such other promissory notes issued by the Promisor pursuant to the Purchase Agreement are herein collectively referred to as the “Notes.”  This Note is secured by a security interest in certain collateral of the Promisor pursuant to a certain Security Agreement, dated as of June 2, 2009, as amended, supplemented, restated or otherwise modified from time to time, by and between the Promisor and the Promisee (the “Security Agreement”) and is entitled to all the benefits and obligations provided therein.  All payments of interest and principal shall be in lawful money of the United States of America and shall be made pro rata among all holders of the Notes.  The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of the Note agrees:

1.            Interest.  Interest shall accrue at eight percent (8%) per annum on the outstanding principal amount of this Note (the “Interest”).  Upon the occurrence of an Event of Default and for so long as such Event of Default continues, Interest shall accrue on the outstanding Note Amount at the rate of eight percent (8%) per annum (the “Default Interest Rate”).

2.            Maturity Date.  The Note Amount, any accrued Interest thereon and all other sums due hereunder, shall be due and payable three (3) years from the Effective Date (the “Maturity Date”).

3. Security.  This Note is secured pursuant to the terms of the Security Agreement by a security interest in the Collateral (as such term is defined in the Security Agreement).  This Note is subject to the provisions of the Security Agreement. It is agreed that all Promisor’s indebtedness, whether outstanding on the date hereof or subsequently incurred or assumed, except all indebtedness secured by perfected security interests granted by Promisor in connection with the Senior Debt (as such term is defined in the Security Agreement) shall be junior in right of payment to the indebtedness and other obligations of Promisor pursuant to the Notes.

4. Application of Payments.

4.1.            Except as otherwise expressly provided herein, payments under this Note shall be applied, (i) first to the repayment of any sums incurred by the Holder for the payment of any expenses in enforcing the terms of this Note, (ii) then to the payment of any accrued but unpaid Interest under this Note, and (iii) then to the reduction of the Note Amount.

4.2.            The Promisor may only prepay principal upon the written consent of holders of 60% or more of the aggregate principal amount of the Notes then outstanding.

4.3.            Upon payment in full of the Note Amount, any applicable accrued and unpaid Interest thereon, and any other sums due hereunder, this Note shall be marked “Paid in Full” and returned to the Promisor.

5.            Waiver of Notice.  The Promisor hereby waives presentment for payment, demand, notice of nonpayment, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and agrees that the liability of the Promisor shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Promisee.

6.            Events of Default.  The occurrence of any of the following events (each an “Event of Default”) shall constitute an Event of Default of the Promisor:

6.1. the failure of the Promisor to make any payment due hereunder within three (3) days after the due date thereof;

6.2. a material default by the Promisor under the Purchase Agreement or any other document or agreement executed by the Promisor pursuant thereto, which default, if curable, is not cured within thirty (30) days following written notice by the Promisee to the Promisor specifying the default in reasonable detail; and

6.3.            (i) the application for the appointment of a receiver or custodian for the Promisor or the property of the Promisor, (ii) the entry of an order for relief or the filing of a petition by or against the Promisor under the provisions of any bankruptcy or insolvency law, (iii) any assignment for the benefit of creditors by or against the Promisor, or (iv) the Promisor’s insolvency (which term is defined for purposes of this paragraph as the failure or inability of the Promisor to meet its obligations as the same fall due).

           Upon the occurrence of any Event of Default that is not cured within any applicable cure period, if any, the Holder may, upon the consent of holders of at least 60% of the aggregate principal amount of the Notes then outstanding (except in the case of an Event of Default pursuant to Section 6.3(i), (ii) or (iii), in which case no such consent shall be necessary), elect to take at any time any or all of the following actions: (i) declare this Note to be forthwith due and payable, whereupon the entire unpaid Note Amount, together with all accrued and unpaid Interest thereon (including the Default Interest Rate), and all other cash obligations hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Promisor, anything contained herein to the contrary notwithstanding, (ii) set-off any amounts owed by the Promisee or any Affiliate of the Promisee (each of which is an intended third party beneficiary hereunder), to the Promisor whatsoever against any amounts owed by the Promisor to the Promisee hereunder; and (iii) exercise any and all other remedies provided hereunder or available at law or in equity.  For purposes of this Note, “Affiliate” means any other party that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under control with, such party.

If an Event of Default occurs by the Promisor, the Promisor agrees to pay, in addition to the Note Amount, reasonable attorneys' fees and any other reasonable costs incurred by the Holder in connection with its pursuit of its remedies under this Note.

7.           Conversion.

7.1           At any time upon written notice by the Promisee to the Promisor, the principal amount and all Interest due under this Note shall be converted into shares of Series D Convertible Preferred Stock of the Promisor (“Securities”) at a price per share equal to $0.0017 (subject to appropriate adjustment for all stock splits, subdivisions, combinations, recapitalizations and the like).  No fractional shares of Securities will be issued upon such conversion of this Note.  In lieu thereof, the number of Securities to be issued to the Holder shall be rounded to the nearest whole share.  Upon conversion of this Note pursuant to this Section 7, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Promisor or any transfer agent of the Promisor.  At its expense, the Promisor will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein.  Upon conversion of this Note, the Promisor will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

7.2           At any time upon the written election at their discretion of holders of 60% or more of the aggregate principal amount of Notes then outstanding, the principal amount and all Interest due under each Note shall be converted into shares of Securities in the same manner described in Section 7.1 above.

8.           Miscellaneous.

8.1           Successors and Assigns.  The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and permitted assigns of the parties.  This Note (or a portion hereof) may be assigned by the Holder without the consent of the Promisor.  This Note may not be assigned by the Promisor without the prior written consent of the Promisee.

8.2           Loss or Mutilation of Note.  Upon receipt by the Promisor of evidence reasonably satisfactory to the Promisor of the loss, theft, destruction or mutilation of this Note, together with indemnity reasonably satisfactory to the Promisor, in the case of loss, theft or destruction, or the surrender and cancellation of this Note, in the case of mutilation, the Promisor shall execute and deliver to the Holder a new promissory note of like tenor and denomination as this Note.

8.3           Notices.  Any notice or other communication required or permitted to be given pursuant to the terms of this Note shall be in writing and shall be deemed effectively given the earlier of, (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), or (iv) one (1) business day after being deposited with an overnight courier service, and addressed to the recipient at the addresses set forth below unless another address is provided to the other party in writing:

If to Promisee, to:

_________________
                                _________________
_________________
Attn:         _________________
Fax:           _________________

If to the Promisor, to:

ECO2 Plastics, Inc.
PO Box 760
5300 Claus Road
Riverbank, California 95367
Attn:         Raymond M. Salomon
Fax:           (209) 863-6201

with a copy to:

                                The Otto Law Group, PLLC
601 Union Street, Suite 4500
Seattle, WA 98101
Attn:         David M. Otto
Fax:           (206) 262-9513

8.4           Governing Law.  This Note shall be governed in all respects by the laws of the State of California as applied to agreements entered into and performed entirely within the State of California by residents thereof, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions.

8.5           Waiver and Amendment.  Any term of this Note may be amended, waived or modified with the written consent of the Promisor and the Holder; provided however, that (a) the terms of this Note may be amended or modified, and any obligations of Promisor and the rights of Holder may be waived, in each case upon the written consent of Promisor and the holders of at least 60% of the aggregate principal amount of Notes then outstanding, and (b) this Note may be converted as set forth herein or subordinated without any action of Holder upon approval by holders of at least 60% of the aggregate principal amount of Notes then outstanding.

8.6           Remedies.  No delay or omission by the Holder in exercising any of its rights, remedies, powers or privileges hereunder or at law or in equity and no course of dealing between the Holder and the undersigned or any other person shall be deemed a waiver by the Holder of any such rights, remedies, powers or privileges, even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by the Holder or the exercise of any other right, remedy, power or privilege by the Holder.  The rights and remedies of the Holder described herein shall be cumulative and not restrictive of any other rights or remedies available under any other instrument, at law or in equity provided that such rights or remedies are not inconsistent with the express provisions hereof.

8.7           Usury Savings Clause.  In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

8.8           Severability.  If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor invalidate the other provisions hereof, all of which shall be liberally construed in favor of the Promisee in order to effect the provisions of this Note.

8.9           Setoff.  Notwithstanding the absence of an Event of Default, the Promisee shall have the right to set-off any amounts owed by the Promisee or any Affiliate of the Promisee (each of which is an intended third party beneficiary hereunder) to the Promisor whatsoever against any amounts owed by the Promisor to the Promisee hereunder.

           IN WITNESS WHEREOF, the Promisor has caused this Note to be signed on the Effective Date.

ECO2 PLASTICS, INC.

                                                                                                _______________________________
Name: Raymond M. Salomon
Title: Chief Financial Officer

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California
County of __________________________
On ______________________ before me, _____________________________________
(Date)                                                      (Insert Name and Title of Officer)

Personally appeared ______________________________________________________
(Name(s) of Signer(s))

________________________________________________________________________

Who approved me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ities), and by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify that under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Place Notary Seal Above

Signature   __________________________________
(Signature of Notary Public)

Exhibit B

Form of Certificate of Designations setting forth the Rights, Preferences and Privileges of

Series D Convertible Preferred Stock

of

ECO2 Plastics, Inc.

CERTIFICATE OF DESIGNATIONS OF PREFERENCES AND RIGHTS OF
SERIES D CONVERTIBLE PREFERRED STOCK
OF
ECO2 PLASTICS, INC.
a Delaware corporation

Pursuant to Section 151 of the Delaware General Corporation Law

The undersigned, Rodney S. Rougelot, certifies that:

1. He is the duly acting Chief Executive Officer and Secretary of ECO2 PLASTICS, INC., a corporation organized and existing under the Delaware General Corporation Law (the “Corporation”).

2. Pursuant to authority conferred upon the Board of Directors by the [Third] Amended and Restated Certificate of Amendment to the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), which authorizes [3,000,000,000] shares of preferred stock, par value $0.001 per share (“Preferred Stock”), of which 489,083,453 shares are issued and outstanding, and pursuant to the provisions of the Delaware General Corporation Law, said Board of Directors, pursuant to unanimous written consent dated [_________________], adopted a resolution establishing the rights, preferences, privileges and restrictions of, and the number of shares comprising, the Corporation's Series D Convertible Preferred Stock, which resolution is as follows:

RESOLVED, that a series of preferred stock in the Corporation, having the rights, preferences, privileges and restrictions, and the number of shares constituting such series and the designation of such series, set forth below be, and it hereby is, authorized by the Board of Directors of the Corporation pursuant to authority given by the Corporation's Certificate of Incorporation.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby fixes and determines the designations of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, such new series of preferred stock as follows:

(a) Designation.  The series of preferred stock is hereby designated Series D Convertible Preferred Stock (the “Series D Preferred Stock”).

(b) Authorized Shares.  The number of authorized shares constituting the Series D Preferred Stock shall be [1,500,000,000].

(c) Original Issue Price.  The Original Issue Price of the Series D Preferred Stock shall be $0.0017 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares).

(d) Dividends.  Commencing on the dates of issuance of the Series D Preferred Stock, the Series A Convertible Preferred Stock of the Corporation (the “Series A Preferred Stock”), the Series B-1 Convertible Preferred Stock of the Corporation (the “Series B-1 Preferred Stock”) and the Series B-2 Convertible Preferred Stock of the Corporation (the “Series B-2 Preferred Stock” and, together with the Series B-1 Preferred Stock, the “Series B Preferred Stock”), and the Series C Convertible Preferred Stock of the Corporation (the “Series C Preferred Stock” and, collectively with the Series D Preferred Stock, the Series A Preferred Stock and the Series B Preferred Stock, the “Senior Preferred Stock”), and subject to the rights of any series of Preferred Stock that may from time to time come into existence, each holder of an outstanding share of Senior Preferred Stock shall be entitled to receive, on a pari passu basis, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, dividends at a rate equal to 5% per share of the Original Issue Price of such share of Senior Preferred Stock (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) per annum prior and in preference to the holders of the Corporation’s Common Stock (the “Common Stock”), and in preference to the holders of any other equity securities of the Corporation that may from time to time come into existence to which the Senior Preferred Stock ranks senior (such junior securities, together with the Common Stock, “Junior Securities”).  No dividends will be paid on Junior Securities in any year unless such dividends of the Senior Preferred Stock are paid in full or declared and set apart.  Additionally, whenever the Corporation shall pay a dividend on the Common Stock, each holder of a share of Senior Preferred Stock shall be entitled to receive, at the same time the dividend is paid on the Common Stock, out of the assets of the Corporation legally available therefor, a dividend equal to the amount that would have been paid in respect of the Common Stock issuable upon conversion of such share of Senior Preferred Stock immediately prior to the close of business on the record date for determining the holders entitled to receive such dividend on the Common Stock, or, if no such record is taken, the date on which the record holders of Common Stock entitled to such dividend is determined.

(e) Liquidation Preference.

(i) Preference upon Liquidation, Dissolution or Winding Up.  In the event of any dissolution or winding up of the Corporation, whether voluntary or involuntary, and subject to the rights of any series of Preferred Stock that may from time to time come into existence, holders of each outstanding share of Series D Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to shareholders, whether such assets are capital, surplus or earnings, before any payment shall be made to the holders of the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or any other stock of the Corporation ranking junior to the Series D Preferred Stock with regard to any distribution of assets upon liquidation, dissolution or winding up of the Corporation, an amount per share of Series D Preferred Stock equal to (x) the Original Issue Price of such Series D Preferred Stock (as adjusted for any stock splits, stock dividends or recapitalizations of the Series D Preferred Stock) plus (y) any declared but unpaid dividends on such share.  The foregoing preferential amount shall be subject to increase as set forth in Section 2(e)(vii) below.  If, upon any liquidation, dissolution or winding up of the Corporation, the assets available to be distributed to the holders of the Series D Preferred Stock shall be insufficient to permit payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the Corporation available for distribution to the holders of Series D Preferred Stock shall be distributed to the holders of Series D Preferred Stock on a pro rata basis. Each holder of the Series D Preferred Stock shall be entitled to receive that portion of the assets available for distribution to the holders of Series D Preferred Stock as the number of outstanding shares of Series D Preferred Stock held by such holder bears to the total number of shares of Series D Preferred Stock.  Such payment shall constitute payment in full to the holders of the Series D Preferred Stock upon the liquidation, dissolution or winding up of the Corporation.  After such payment shall have been made in full, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of the holders of Series D Preferred Stock, so as to be available for such payment, such holders of Series D Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation.

(ii) Consolidation, Merger and Other Corporate Events.  Unless otherwise agreed by holders of at least 60% of the Series D Preferred Stock of the Corporation then outstanding, (A) a consolidation or merger of the Corporation (except into or with a subsidiary corporation), (B) any reclassification of the stock of the Corporation (other than a change in par value or from no par to par, or from par to no par or as the result of an event described in subsection (v), (vi), (vii) or (ix) of paragraph (g)), or (C) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Corporation requiring approval of the Corporation’s stockholders shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph (e); provided, however, in the case of a merger, if (a) the Corporation is the surviving entity, (b) the Corporation’s shareholders retain, solely in respect of the shares of capital stock of the Corporation held by them prior to the merger, a majority of the shares of the surviving entity, and (c) the Corporation’s directors hold a majority of the seats on the board of directors of the surviving entity, then such merger shall not be regarded as a liquidation, dissolution or winding up within the meaning of this paragraph (e).  In no event shall the issuance of new classes of stock, whether senior, junior or on a parity with the Series D Preferred Stock, or any stock splits, be deemed a “reclassification” under or otherwise limited by the terms hereof.

(iii) Change of Control.  A “Change of Control” of the Corporation means such time as (A) the Corporation shall consummate a merger, consolidation or similar transaction approved by the Board of Directors, or there shall occur the consummation of a tender offer for, or other acquisition of, Common Stock, in which an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof (a “Person”) or group (as such term is defined in Rule 13d-5 under the Exchange Act) of Persons who are not stockholders of the Company immediately following the initial issuance of the Series D Preferred Stock become the beneficial owners (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of 45% or more of the voting power of the outstanding shares of Common Stock, (B) the majority of the seats of the Board of Directors is occupied by persons other than the directors occupying such seats as of the date of the initial issuance of shares of Series D Preferred Stock (the “Current Directors”) or persons nominated by Current Directors or their nominated successors, or (C) there shall occur a change in the Chief Executive Officer of the Corporation without the consent of holders of a majority of the outstanding shares of Series D Preferred Stock.  A Change of Control will be treated as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph (e), except as otherwise agreed by holders of a majority of the then outstanding Series D Preferred Stock.

(iv) Distribution of Cash and Other Assets.  In the event of a liquidation, dissolution or winding up of the Corporation resulting in the availability of assets other than cash for distribution to the holders of the Series D Preferred Stock, the holders of the Series D Preferred Stock shall be entitled to a distribution of cash and/or assets equal to the value of the liquidation preference stated in subsection (i) of this paragraph (e), which valuation shall be determined in good faith by the Board of Directors and shall be conclusive.  Any securities shall be valued as follows:

(A)           Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

(1)           If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty (30) day period ending three (3) days prior to the closing;

(2)           If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

(3)           If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(B)           The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

(v) Distribution to Junior Security Holders.  After the payment or distribution to the holders of the Series D Preferred Stock of the full preferential amounts aforesaid, the holders of the Series A Preferred Stock, Series B Preferred Stock, the Series C Preferred Stock and Common Stock then outstanding, or any other stock of the Corporation ranking junior to the Series D Preferred Stock as to assets upon liquidation, dissolution or winding up of the Corporation, shall be entitled to receive the remaining assets of the Corporation available for distribution.

(vi) Preference; Priority.  References to a stock that is “senior” to, on a “parity” with or “junior” to other stock as to liquidation shall refer, respectively, to rights of priority of one series or class of stock over another in the distribution of assets on any liquidation, dissolution or winding up of the Corporation. The Series D Preferred Stock shall be senior to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Common Stock of the Corporation with regard to liquidation, dissolution or winding up of the Corporation.

(vii) Greater-of Treatment.  Notwithstanding Section 2(e)(i) above, for purposes of determining the amount each holder of Series D Preferred Stock is entitled to receive with respect to a liquidation, dissolution or winding up of the Corporation (including without limitation the events to be treated as a liquidation, dissolution or winding up as set forth in Sections 2(e)(ii) and 2(e)(iii) above), the holders of Series D Preferred Stock shall receive at the closing of such event (and at each date after the closing of such event on which additional amounts, such as earn out payments, escrow amounts or other contingent payments are paid to stockholders of the Corporation as a result of the event, but only to the extent of such additional amount), an amount equal to the greater of (A) the amount specified in Section 2(e)(i) above, and (B) the amount that the holders of Series D Preferred Stock would have been entitled to receive had the holders of all Senior Preferred Stock and, if any, all convertible stock ranking junior to the Series D Preferred Stock with regard to any distribution of assets upon liquidation, dissolution or winding up of the Corporation, converted their shares into Common Stock immediately prior to such event at the then applicable conversion price for such shares.

(f) Voting Rights.

(i)           Each share of Series D Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of the stockholders of the Corporation, on all matters except as required by law or as set forth herein, voted on by holders of Common Stock, voting together as a single class with the holders of the Common Stock and all other shares entitled to vote thereon as a single class with the Common Stock.  With respect to all such matters, each issued and outstanding share of Series D Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted such holder’s Series D Preferred Stock into Common Stock on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

(ii)           For so long as any shares of Series D Preferred Stock remain outstanding, the affirmative vote of at least 60% of the holders of the then outstanding shares of Series D Preferred Stock, voting separately as a single class, shall be necessary to take any of the following actions, however effected, whether by amendment, merger, consolidation, recapitalization or otherwise:

(A)           any transactions with affiliates, except on an arms-length basis;

(B)           authorize, create or issue any class or classes of any now or hereafter authorized capital stock of the Corporation ranking senior to, or on a parity with (as to rights upon a liquidation, dissolution or winding up of the affairs of the Corporation or upon a Change of Control, or dividend rights or rights of redemption) the Series D Preferred Stock or any securities exercisable or exchangeable for, or convertible into, any now or hereafter authorized capital stock of the Corporation ranking senior to, or on a parity with (as to rights upon a liquidation, dissolution or winding up of the affairs of the Corporation or upon a Change of Control, or dividend rights or rights of redemption) the Series D Preferred Stock (including, without limitation, the issuance of any shares of Series D Preferred Stock (other than shares of Series D Preferred Stock issued as a stock dividend or in a stock split) after the date the Series D Preferred Stock is originally issued), or reclassify any existing security to be senior to, or on a parity with, the Series D Preferred Stock as to such rights;

(C)           any increase or decrease in the total authorized shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock;

(D)           any amendment to the rights, preferences or privileges of the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock;

(E)           any bankruptcy filing or liquidation of the Corporation or any significant subsidiary;

(F)           any payment of any dividend or distribution on any shares of capital stock of the Corporation (other than dividends paid on the Preferred Stock); and

(G)           the purchase or redemption of any shares of now or hereafter authorized capital stock (except for the purchase or redemption from service providers, employees, directors and consultants, at a price not to exceed the original issue price thereof, pursuant to agreements providing the Corporation with repurchase rights upon termination of their services to the Corporation).

(g) Conversion Rights.  The holders of Series D Preferred Stock will have the following conversion rights:

(i) Right to Convert.  Subject to and in compliance with the provisions of this paragraph (g), any issued and outstanding shares of Series D Preferred Stock may, at the option of the holder, be converted at any time or from time to time into fully paid and non-assessable shares of Common Stock at the conversion rate in effect at the time of conversion, determined as provided herein.

(ii) Automatic Conversion.  Subject to and in compliance with the provisions of this paragraph (g), upon election by holders of at least 60% of the then outstanding shares of Series D Preferred Stock, all issued and outstanding shares of Senior Preferred Stock shall be automatically converted into fully paid and non-assessable shares of Common Stock at the conversion rate in effect at the time of conversion.

(iii) Mechanics of Conversion.  Before any holder of Series D Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Common Stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the number of shares of Series D Preferred Stock being converted.  Thereupon, the Corporation shall promptly issue and deliver at such office to such holder of Series D Preferred Stock a certificate or certificates for the number of shares of Common Stock to which he shall be entitled.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series D Preferred Stock to be converted, and the Person or Persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.  Promptly following a conversion pursuant to paragraph (g)(ii) above, the Corporation shall send each holder of Series D Preferred Stock a written notice thereof.  Thereafter, as soon as practicable following the surrender of one or more certificates representing the Series D Preferred Stock that is so converted, the Corporation shall issue and deliver to such holder one or more certificates for the number of whole shares of Common Stock issuable upon conversion in accordance with the provisions hereof.

(iv) Conversion Price.  The number of shares into which one share of Series D Preferred Stock shall be convertible shall be determined by dividing the Original Issue Price of the Series D Preferred Stock by the then existing Series D Conversion Price (as set forth below).   The “Series D Conversion Price” shall initially be equal to the Original Issue Price of the Series D Preferred Stock, and the foregoing shall be subject to adjustment upon the occurrence of any event in paragraph (g)(v)-(vii).

(v) Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time, or from time to time after the date shares of the Series D Preferred Stock are first issued (the “Original Issue Date”), effect a subdivision of the outstanding Common Stock, the Series D Conversion Price in effect immediately prior thereto shall be proportionately decreased, and conversely, if the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Series D Conversion Price then in effect immediately before the combination shall be proportionately increased.  Any adjustment under this paragraph (g)(v) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(vi) Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time, or from time to time after the Original Issue Date, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series D Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series D Conversion Price then in effect by a fraction:

(A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series D Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter, the Series D Conversion Price shall be adjusted pursuant to this paragraph (g)(vi) as of the time of actual payment of such dividends or distributions.

(vii) Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of such Series D Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series D Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period under this paragraph (g) with respect to the rights of the holders of the Series D Preferred Stock.

(viii) Adjustment for Reclassification Exchange or Substitution.  If the Common Stock issuable upon the conversion of the Series D Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this paragraph (g)), then and in each such event the holder of each share of Series D Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series D Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(ix) Reorganization, Mergers, Consolidations or Sales of Assets.  If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this paragraph (g)) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation’s properties and assets to any other Person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series D Preferred Stock shall thereafter be entitled to receive upon conversion of such Series D Preferred Stock, the number of shares of stock or other securities or property of the Corporation or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale.  In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph (g) with respect to the rights of the holders of the Series D Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this paragraph (g) (including adjustment of the Series D Conversion Price then in effect and the number of shares purchasable upon conversion of the Series D Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(x) Certificate of Adjustment.  In each case of an adjustment or readjustment of the Series D Conversion Price or the securities issuable upon conversion of the Series D Preferred Stock, the Corporation shall compute such adjustment or readjustment in accordance herewith and the Corporation’s Chief Financial Officer shall prepare and sign a certificate showing such adjustment or readjustment, and shall mail such certificate by first class mail, postage prepaid, to each registered holder of the Series D Preferred Stock at the holder’s address as shown in the Corporation’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

(xi) Notices of Record Date.  In the event of (A) any taking by the Corporation of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (B) any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation or any transfer of all or substantially all of the assets of the Corporation to any other corporation, entity or Person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail, via facsimile, regular or electronic mail or nationally recognized overnight courier service, to each holder of Series D Preferred Stock at least 10 days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (3) the time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares, of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(xii) Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of the Series D Preferred Stock.  All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series D Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Corporation’s Common Stock on the date of conversion, as determined in good faith by the Board of Directors.

(xiii) Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series D Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series D Preferred Stock.  If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series D Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(xiv) Notices. Any notice required by the provisions of this paragraph (g) to be given to the holders of shares of Series D Preferred Stock shall be deemed given (A) if deposited in the United States mail, postage prepaid, or (B) if given by any other reliable or generally accepted means (including by facsimile, electronic mail or by a nationally recognized overnight courier service), in each case addressed to each holder of record at his address (or facsimile number) appearing on the books of the Corporation.

(xv) Payment of Taxes.  The Corporation will pay all transfer taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Series D Preferred Stock.

(xvi) No Dilution or Impairment.  The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, without the approval of at least 60% of the then outstanding Series D Preferred Stock.

(h) No Reissuance of Preferred Stock.  Any shares of Series D Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be canceled, retired and eliminated from the shares of Series D Preferred Stock that the Corporation shall be authorized to issue.  All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth in the Certificate of Incorporation or in any certificate of designations creating a series of preferred stock or any similar stock or as otherwise required by law.

(i) Not Redeemable.  The Series D Preferred Stock is not redeemable, except that, in the event of a Change of Control that is deemed by the Corporation to be a liquidation, dissolution or winding up of the Corporation pursuant to Section 2(e)(iii) above, holders of at least 60% of the then outstanding shares of Series D Preferred Stock can require redemption of the Series D Preferred Stock at a redemption price per share equal to the amount per share to which holders of Series D Preferred Stock would be entitled upon a liquidation, dissolution or winding up pursuant to Section 2(e)(i) or 2(e)(vii) above, as applicable (the “Redemption Price”), and any such shares of Series D Preferred Stock so requested to be redeemed, but not repurchased on the designated repurchase date, will begin to accrue dividends at an annual rate equal to 6% of the Redemption Price per share of Series D Preferred Stock held, compounded semiannually from the date originally set for redemption, and will at all times until actual redemption remain convertible into Common Stock.

(j) Severability.  If any right, preference or limitation of the Series D Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

3. The number of authorized shares of preferred stock of the Corporation is [three billion (3,000,000,000)].  The number of shares of Series D Preferred Stock, none of which has been issued, is [one billion five hundred million (1,500,000,000)].

The undersigned declares under penalty of perjury that the matters set out in the foregoing Certificate are true of his own knowledge.  Executed at Riverbank, California, on [________________].

Name:                      Rodney S. Rougelot

Title:                      Chief Executive Officer and Secretary

Exhibit C

Form of Legal Opinion

(To be Delivered to Purchasers at the Closing)

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with corporate power to own its properties and to conduct its business.  The Company is qualified to do business and is in good standing in the State of California.

2. The Company has the corporate power to execute, deliver and perform each of the Agreement, the Notes, the Security Agreements and the Subordination Agreement (collectively, the “Transaction Documents”).  Each of the Transaction Documents has been duly authorized by all requisite corporate action of the Company and has been duly executed and delivered by the Company.  Each of the Transaction Documents constitutes the legally valid and binding obligation of the Company, enforceable in accordance with its terms (subject to bankruptcy, equitable principles and other customary exceptions).

(a) As of the date hereof, in accordance with its certificate of incorporation on file with the Secretary of State of Delaware, the authorized capital stock of the Company consists of 2,500,000,000 shares of Common Stock and 1,700,000,000 shares of Preferred Stock, of which 152,843,414 shares are Series A Convertible Preferred Stock, 336,240,039 shares are Series B-1 Convertible Preferred Stock, 140,000,000 shares are Series B-2 Convertible Preferred Stock and 400,000,000 shares are Series C Convertible Preferred Stock.

(b) The shares of the Company’s Series D Convertible Preferred Stock (and the shares of the Company’s Common Stock issuable upon conversion thereof (the “Series D Conversion Shares”)) initially issuable upon conversion of the Notes shall be duly authorized and reserved for issuance and, upon issuance and delivery upon conversion of the Notes in accordance with the terms of the Notes and the Agreement, shall be validly issued, fully paid and nonassessable and issued free of preemptive rights or similar contractual rights against the Company.

3. The execution and delivery of each of the Transaction Documents, the issuance and sale of the Notes by the Company to the Purchasers pursuant to the Agreement and the performance of the Company’s obligations under the Transaction Documents will not:  (a) violate the Company’s certificate of incorporation or bylaws; (b) violate any federal or California statute, rule or regulation applicable to the Company, or the Delaware General Corporation Law (“the DGCL”); (c) require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal or California statute, rule or regulation applicable to the Company or the DGCL; or (d) result in the breach of or a default under any of the Company’s material agreements (which agreements shall include, without limitation, all instruments, documents and agreements filed as exhibits to the Company’s most recently filed Form 10-K, as well as any subsequently filed Exchange Act reports).

4. No consent, approval, order or authorization of, and no notice to or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the issuance and sale of the Notes pursuant to the Transaction Documents, except such as have been obtained or made and such as may be required under applicable securities laws.

5. On the assumption that the representations of the Company and the Purchasers in the Agreement are correct and complete, (a) the offer and sale of the Notes pursuant to the terms of the Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, (b) the issuance of the Company’s Series D Convertible Preferred Stock, when designated, upon conversion of the Notes would also be exempt from such registration, and (c) the issuance of the Series D Conversion Shares would also be exempt from such registration.

6. To such counsel’s knowledge, there is no action, suit, proceeding or governmental investigation pending, or threatened in writing, against the Company with respect to the transactions contemplated by the Transaction Documents or which questions the right of the Company to enter into the Transaction Documents.

7. The Series D Certificate of Designations will be duly filed in the State of Delaware and, when filed, will be in full force and effect.

8. The rights, preferences, privileges, designations powers and limitations of the Series D Convertible Preferred Stock included in the Series D Certificate of Designations, when filed with the State of Delaware, and the Company’s certificate of incorporation are permitted by, and will be made in accordance with, the DGCL.

9. The Company is not, and immediately after giving effect to the issuance and sale of the Notes in accordance with Agreement, will not be, required to register as an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Exhibit D-1

Security Agreement

ECO2 PLASTICS, INC.

SECURITY AGREEMENT

June 2, 2009

This Security Agreement is dated as of June 2, 2009 (the “Effective Date”), by and between ECO2 Plastics Inc., a Delaware corporation (the “Company”), and Peninsula Packaging, LLC, a California limited liability company (“Peninsula”).

WHEREAS, Peninsula has loaned an aggregate amount of Six Hundred Thousand Dollars ($600,000) to the Company evidenced by a certain Amended and Restated Promissory Note, dated as of the Effective Date, by the Company for the benefit of Peninsula (the “Note”); and

WHEREAS, the Company has agreed to execute and deliver this Security Agreement to grant to Peninsula a security interest in all of the Company’s assets to secure the borrowings and other obligations under the Note.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.           Defined Terms.  The following terms shall have the following meanings, unless the context otherwise requires:

“Code” shall mean the Uniform Commercial Code as in effect in the State of California on the Effective Date.

“Encumbrance” shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor’s interest under a financing lease or any analogous arrangements in any of properties or assets of the Company, intended as, or having the effect of, security.

“Event of Default” shall have the meaning assigned in the Note.

“Financing Documents” shall mean the Note, this Security Agreement, the Purchase Agreement, the Subordination Agreement, and all other documents, instruments or agreements relating to the financing transactions contemplated by such documents.

“Obligations” shall mean the obligations of the Company to Peninsula under the Note, this Security Agreement and the other Financing Documents, including all costs of collection.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity, whether public or private.

“Purchase Agreement” shall mean that certain Convertible Note Purchase Agreement, dated as of June 2, 2009, by and among ECO2 Plastics, Inc., Peninsula Packaging, LLC, Trident Capital Fund-VI, L.P., Trident Capital Fund-VI Principals Fund, L.L.C., Whittaker Capital Partners, LLC, Hutton Living Trust Dated 12/10/1996 and the other parties set forth on Schedule I thereto.

“Security Agreement” means this Security Agreement, as amended, supplemented, restated or otherwise modified from time to time.

“Senior Debt” shall mean all indebtedness for all principal, fees, expenses, interest, penalties, post bankruptcy petition interest, and all other amounts payable for money borrowed in connection with the $2,000,000 loan from the California Integrated Waste Management Board.

“Subordination Agreement” shall mean that certain Second Amended and Restated Subordination and Intercreditor Agreement, dated as of June 2, 2009 to which Peninsula is a party.

2.           Grant of Security Interest.  As collateral security for the prompt and complete payment and performance when due of all the Obligations, the Company grants to Peninsula a security interest in all of the Company's right, title and interest in, to and under the following, whether now existing or hereafter acquired (all of which collateral being hereinafter collectively called the “Collateral”); provided, however, that the security interest hereunder shall be subordinate to any perfected security interest granted by the Company in connection with the Senior Debt.  Peninsula is entitled to a security interest in the following:

ACCOUNTS
All present and future accounts owned by the Company, including accounts receivable, including and together with any and all contract rights, security deposits (where not otherwise prohibited by law or agreement), together with agreements, customer lists, client lists, and accounts, invoices, agings, verification reports and other records relating in any way to such accounts;

CONTRACTS
All contracts, contract rights, royalties, license rights, leases, instruments, undertakings, documents or other agreements in or under which the Company may now or hereafter have any right, title or interest whether now existing or hereinafter created and all forms of obligations owing to the Company arising out of the sale or lease of goods, the licensing of technology or the rendering of services by the Company, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefore, as well as all merchandise returned to or reclaimed by the Company;

EQUIPMENT, FURNISHINGS AND MISCELLANEOUS PERSONAL PROPERTY
All presently owned and hereafter acquired furniture, furnishings, equipment, machinery, inventory, vehicles (including motor vehicles and trailers) computer hardware and software, accounting or bookkeeping systems, client or customer lists and information, data sheets and other records of any kind, wherever located, stored or inventoried, which are used or which may be used in the Company’s business;

FIXTURES
All materials used by the Company in connection with its business operations, including, but not limited to, supplies, trade equipment, appliances, apparatus and any other items, now owned or hereafter acquired by the Company, and now or hereafter attached to, or installed in (temporarily or permanently) any real property now or in the future owned or leased by the Company;

GENERAL INTANGIBLES
All general intangibles and other personal property of the Company, now owned or hereinafter acquired, including, without limitation, the following:  (a) permits, authorizations and approvals presently and hereafter issued by any federal, state, municipal or local governmental or regulatory authority in favor of the Company; (b) all plans, specifications, renderings and other similar materials presently owned or hereafter acquired by the Company; (c) all presently existing and hereafter created contracts, leases, licenses and agreements to which the Company is a party; (d) all presently and hereafter existing policies and agreements of insurance in favor of the Company; (e) all presently and hereafter existing equity contribution agreements and other equity financing arrangements in favor of the Company; (f) all copyrights, chattel paper, electronic chattel paper, licenses, money, insurance proceeds, contract rights, subscription lists, mailing lists, licensing agreements, patents, trademarks, service marks, trade styles, patents, patent applications, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kinds, trade names, refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of the Company with any governmental agencies, boards, corporations, providers of utility services, public or private; (g) all presently existing and hereafter acquired computer programs, computer software and other electronic systems and materials of any kind of the Company; (h) goodwill; and (i) all other presently existing and hereafter acquired documents, accounts, general intangibles and intangible personal property of any kind;

DOCUMENTS
All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments, chattel paper, and electronic chattel paper now owned or hereafter acquired and the Company’s books relating to the foregoing;

INTELLECTUAL PROPERTY
All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all rights in and to issued patents and patents pending; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all trade marks and trade names and associated goodwill; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

PROCEEDS
All of the Company’s books and records relating to the foregoing and any and all present and future accounts, general intangibles, chattel paper, electronic chattel paper, products, accessions, replacements, betterments and substitutions for any of the foregoing described property, and all proceeds arising from or by virtue of, or from the sale or disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against any other Person with respect to, all or any part of the foregoing described property and interests.

3.           Rights of Peninsula; Limitations on Peninsula’s Obligations.  It is expressly agreed by the Company that, anything herein to the contrary notwithstanding, the Company shall remain liable under each of its contracts and documents to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of its contracts and documents.  Peninsula shall have no obligation or liability under any of the Company’s contracts and documents by reason of or arising out of this Security Agreement or the granting to Peninsula of a security interest therein or the receipt by Peninsula of any payment relating to any of the Company’s contracts and documents pursuant hereto, nor shall Peninsula be required or obligated in any manner to perform or fulfill any of the obligations of the Company under or pursuant to any of its contracts and documents, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any of its contracts and documents, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

4.           Representations and Warranties.  The Company hereby represents and warrants that the chief executive office and chief place of business of the Company is P.O. Box 760, 5300 Claus Road, Riverbank, CA 95367, and the Company will not change such chief executive office and chief place of business or remove such records unless the Company shall have given Peninsula at least 10 days prior written notice thereof.  The Company hereby represents and warrants that the execution, delivery and performance of this Agreement shall not conflict with, constitute a breach or default under, or result in the termination of, any agreement executed by the Company in connection with the Senior Debt.

5.           Covenants.  The Company covenants and agrees with Peninsula that from and after the date of this Security Agreement and until the Obligations are fully satisfied:

a.           Further Documentation.  At any time and from time to time, upon the written request of Peninsula, and at the sole expense of the Company, the Company will promptly and duly execute and deliver any and all such further documents and take such further action as Peninsula may reasonably request in carrying out the terms and conditions of this Security Agreement and the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests granted hereby.  The Company also hereby authorizes Peninsula to file a financing statement under the Uniform Commercial Code in any jurisdiction with respect to the security interests granted hereby.

b.           Continuous Perfection.  The Company will not change its name, identity or corporate structure in any manner unless the Company shall have given Peninsula at least 10 days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by Peninsula to amend any financing statement or continuation statement filed with respect to the Collateral so that it is not misleading.

c.           Insurance.  The Company will insure the Collateral against such risks and hazards as other companies similarly situated insure against, in amounts and under policies which it currently holds and under such additional or substituted amounts or policies as it may from time to time determine, which shall be reasonably acceptable to Peninsula (providing that no cancellation of such insurance shall be effective without 30 days written notice to Peninsula and containing loss payable clauses to Peninsula as its interest may appear) and all premiums thereon shall be paid by the Company.

d.           Limitation on Encumbrances on Collateral. The Company will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Encumbrance or claim on or to the Collateral, other than the Encumbrances created hereby or otherwise permitted pursuant to the Purchase Agreement, and will defend the right, title and interest of Peninsula in and to any of the Collateral against other claims and demands of all Persons whomsoever.

e.           Limitations on Dispositions of Collateral. The Company will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except for (x) sales of inventory in the ordinary course of its business and (y) so long as no Event of Default has occurred, the disposition in the ordinary course of business of property not material to the conduct of its business.

6.           Remedies, Event of Default. If any dissolution, liquidation, winding up of the affairs of the Company or other Event of Default shall occur and be continuing and subject to (a) the subordination provisions of Section 2 above and (b) the terms of the Subordination Agreement, Peninsula may exercise in addition to all other rights and remedies granted in this Security Agreement or in any other instrument or agreement securing, evidencing or relating to the Obligations or at law or in equity, all rights and remedies of Peninsula under the Code.  Peninsula shall be deemed not to have knowledge of any Event of Default unless and until notice thereof is given to Peninsula by the Company.  Without limiting the generality of the foregoing, the Company expressly agrees that in any such event, Peninsula, without demand of performance or other demand (except the notice specified below of time and place of public or private sale) to or upon the Company or any other Person may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange broker's board or at any of Peninsula’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  Peninsula shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Company hereby releases.  The Company further agrees, at Peninsula’s request, to assemble the Collateral, make it available to Peninsula at places which Peninsula shall reasonably select, whether at the Company's premises or elsewhere.  Peninsula shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safe keeping or otherwise of any or all of the Collateral or in any way relating to the rights of Peninsula hereunder, including reasonable attorneys' fees and legal expenses, to the payment in whole or in part of the Obligations, the Company remaining liable for any deficiency remaining unpaid after the application, and only after so paying over such net proceeds and after the payment by Peninsula of any other amount required by any provision of law.  To the extent permitted by applicable law, the Company waives all claims, damages, and demands against Peninsula arising out of the repossession, retention or sale of the Collateral.  The Company agrees that Peninsula need not give more than 10 days notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.  The Company shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Peninsula is entitled.

The Company hereby waives presentment, demand, protest or any notice (to the extent permitted by applicable law) of any kind in connection with this Security Agreement or any collateral.

7.           Application of Proceeds.  Subject to the subordination provisions contained in Section 2 above and the terms of the Subordination Agreement, the proceeds of all sales and collections in respect of any Collateral shall be applied as follows:

First, to the payment of the costs and expenses of such sales and collections, the expenses of Peninsula and the reasonable fees and expenses of counsel to Peninsula;

Second, any surplus then remaining to the payment of the Obligations in such order and manner as Peninsula may in its sole discretion determine; and

Third, any surplus then remaining shall be paid to the Company.

8.           Limitation on Peninsula’s Duty in Respect of Collateral.  Beyond the use of reasonable care in the custody thereof, Peninsula shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior secured parties or any other rights pertaining thereto.

9.           Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to the Company, to:

ECO2 Plastics, Inc.
PO Box 760
5300 Claus Road
Riverbank, CA 95367
Attn:                      Raymond M. Salomon
Fax:           (209) 863-6201

with a copy to:

The Otto Law Group, PLLC
601 Union Street, Suite 4500
Seattle, WA 98101
Attn:                      David M. Otto
Fax:           (206) 262-9513

if to Peninsula, to:

Peninsula Packaging, LLC
c/o Stradley Ronon Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA 19103
Attn:                      Todd C. Vanett, Esquire
Fax:           (215) 564-8120

All such notices and communications shall be deemed to have been duly given:  (i) when delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, if mailed certified mail, return receipt requested; (iii) one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; (iv) the date of transmission if sent via facsimile to the facsimile number as set forth in this Section prior to 5:00 pm in the time zone of the recipient on a business day, with confirmation of successful transmission or (v) the business day following the date of transmission if sent via facsimile to the facsimile number as set forth in this Section after 5:00 p.m. in the time zone of the recipient or on a date that is not a business day.  Change of a party’s address, facsimile number or specified recipient may be designated hereunder by giving notice to all of the other parties hereto in accordance with this Section.

10.           Severability.  Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.           No Waiver; Cumulative Remedies.  Peninsula shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by Peninsula, and then only to the extent therein set forth.  A waiver by Peninsula shall not be construed as a bar to any right or remedy which Peninsula would otherwise have had on any future occasion.  No failure to exercise nor any delay by Peninsula in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise or any other right, power or privilege.  The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

12.           Successors and Assigns.  This Security Agreement and all obligations of the Company hereunder shall be binding upon the successors and permitted assigns of the Company, and shall, together with the rights and remedies of Peninsula hereunder, inure to the benefit of Peninsula and its successors and permitted assigns; provided that the Company may not assign any of its rights or obligations hereunder without the prior written consent of Peninsula.

13.           Amendment.  None of the terms or provisions of this Security Agreement may be altered, modified or amended except by an instrument in writing, duly executed by the Company and the holders of at least 60% of the aggregate principal amount of the promissory notes then outstanding under the Purchase Agreement.

14.           Governing Law.  This Security Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

15.           Counterparts. This Security Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

16.           Facsimile.  This Security Agreement may be executed using facsimiles of signatures, and a facsimile of a signature shall be deemed to be the same, and equally enforceable, as an original of such signature.

17.           Termination.  At such time all Obligations have been fully satisfied, the security interest created hereby shall automatically terminate.  Peninsula shall take all such actions as may be requested by the Company to evidence such termination and to release the liens created hereby, at the Company's expense.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the Effective Date.

ECO2 PLASTICS, INC.

                                                                                                               By:________________________
                                                                                                               Raymond M. Salomon
                                                                                                               Chief Financial Officer

PENINSULA PACKAGING, LLC

By: _________________________
       Alex Millar
       Managing Director

Exhibit D-2

Security Agreement

ECO2 PLASTICS, INC.

SECURITY AGREEMENT

June 2, 2009

This Security Agreement is dated as of June 2, 2009 (the “Effective Date”), by and between ECO2 Plastics Inc., a Delaware corporation (the “Company”), Trident Capital Fund-VI, L.P. and Trident Capital Fund-VI Principals, L.P. (collectively, “Trident”), Hutton Living Trust dated 12/10/1996 (”Hutton”), Whittaker Capital Partners, LLC (“Whittaker”) and the other Investors listed on Schedule A attached hereto (collectively with Trident, Hutton and Whittaker, the “Investors”) and Trident Capital, Inc. as collateral agent for the Investors (in such capacity as collateral agent, the “Collateral Agent”).

WHEREAS, Trident has loaned an aggregate amount of approximately Six Hundred Thousand Dollars ($600,000) to the Company evidenced by certain Amended and Restated Promissory Notes, dated as of the Effective Date, by the Company for the benefit of Trident (the “Trident Notes”); and

WHEREAS, Hutton has loaned approximately Fifty Thousand Dollars ($50,000) to the Company evidenced by a certain Amended and Restated Promissory Note, dated as of the Effective Date, by the Company for the benefit of Hutton (the “Hutton Note”); and

WHEREAS, Whittaker has loaned approximately One Hundred Thousand Dollars ($100,000) to the Company evidenced by a certain Amended and Restated Promissory Note, dated as of the Effective Date, by the Company for the benefit of Whittaker (the “Whittaker Note”, and collectively with the Trident Notes, the Hutton Note, and any other note issued to an Investor under the Purchase Agreement, the “Notes”); and

WHEREAS, on the date hereof the Company is borrowing from Investors other than Trident, Hutton or Whittaker the additional amounts indicated on Schedule A hereto; and

WHEREAS, the Company has agreed to execute and deliver this Security Agreement to grant to the Collateral Agent on behalf of all of the Investors a security interest in all of the Company’s assets to secure the borrowings and other obligations under the Notes.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.           Defined Terms.  The following terms shall have the following meanings, unless the context otherwise requires:

“Code” shall mean the Uniform Commercial Code as in effect in the State of California on the Effective Date.

“Encumbrance” shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor’s interest under a financing lease or any analogous arrangements in any of properties or assets of the Company, intended as, or having the effect of, security.

“Event of Default” shall have the meaning assigned in the Notes.

“Financing Documents” shall mean the Notes, this Security Agreement, the Purchase Agreement, the Subordination Agreement, and all other documents, instruments or agreements relating to the financing transactions contemplated by such documents.

“Obligations” shall mean the obligations of the Company to the Investors under the Notes, this Security Agreement and the other Financing Documents, including all costs of collection.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity, whether public or private.

“Purchase Agreement” shall mean that certain Convertible Note Purchase Agreement, dated as of June 2, 2009, by and among ECO2 Plastics, Inc., Peninsula Packaging, LLC, Trident Capital Fund-VI, L.P., Trident Capital Fund-VI Principals Fund, L.L.C., Whittaker Capital Partners, LLC, Hutton Living Trust Dated 12/10/1996 and the other parties set forth on Schedule I thereto.

“Security Agreement” means this Security Agreement, as amended, supplemented, restated or otherwise modified from time to time.

“Senior Debt” shall mean all indebtedness for all principal, fees, expenses, interest, penalties, post bankruptcy petition interest, and all other amounts payable for money borrowed in connection with the $2,000,000 loan from the California Integrated Waste Management Board.

“Subordination Agreement” shall mean that certain Second Amended and Restated Subordination and Intercreditor Agreement, dated as of June 2, 2009 to which the Investors are party.

2.           Grant of Security Interest.  As collateral security for the prompt and complete payment and performance when due of all the Obligations, the Company grants to the Collateral Agent as collateral agent on behalf of the Investors a security interest in all of the Company's right, title and interest in, to and under the following, whether now existing or hereafter acquired (all of which collateral being hereinafter collectively called the “Collateral”); provided, however, that the security interest hereunder shall be subordinate to any perfected security interest granted by the Company in connection with the Senior Debt.  Collateral Agent is entitled to a security interest in the following:

ACCOUNTS
All present and future accounts owned by the Company, including accounts receivable, including and together with any and all contract rights, security deposits (where not otherwise prohibited by law or agreement), together with agreements, customer lists, client lists, and accounts, invoices, agings, verification reports and other records relating in any way to such accounts;

CONTRACTS
All contracts, contract rights, royalties, license rights, leases, instruments, undertakings, documents or other agreements in or under which the Company may now or hereafter have any right, title or interest whether now existing or hereinafter created and all forms of obligations owing to the Company arising out of the sale or lease of goods, the licensing of technology or the rendering of services by the Company, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefore, as well as all merchandise returned to or reclaimed by the Company;

EQUIPMENT, FURNISHINGS AND MISCELLANEOUS PERSONAL PROPERTY
All presently owned and hereafter acquired furniture, furnishings, equipment, machinery, inventory, vehicles (including motor vehicles and trailers) computer hardware and software, accounting or bookkeeping systems, client or customer lists and information, data sheets and other records of any kind, wherever located, stored or inventoried, which are used or which may be used in the Company’s business;

FIXTURES
All materials used by the Company in connection with its business operations, including, but not limited to, supplies, trade equipment, appliances, apparatus and any other items, now owned or hereafter acquired by the Company, and now or hereafter attached to, or installed in (temporarily or permanently) any real property now or in the future owned or leased by the Company;

GENERAL INTANGIBLES
All general intangibles and other personal property of the Company, now owned or hereinafter acquired, including, without limitation, the following:  (a) permits, authorizations and approvals presently and hereafter issued by any federal, state, municipal or local governmental or regulatory authority in favor of the Company; (b) all plans, specifications, renderings and other similar materials presently owned or hereafter acquired by the Company; (c) all presently existing and hereafter created contracts, leases, licenses and agreements to which the Company is a party; (d) all presently and hereafter existing policies and agreements of insurance in favor of the Company; (e) all presently and hereafter existing equity contribution agreements and other equity financing arrangements in favor of the Company; (f) all copyrights, chattel paper, electronic chattel paper, licenses, money, insurance proceeds, contract rights, subscription lists, mailing lists, licensing agreements, patents, trademarks, service marks, trade styles, patents, patent applications, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kinds, trade names, refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of the Company with any governmental agencies, boards, corporations, providers of utility services, public or private; (g) all presently existing and hereafter acquired computer programs, computer software and other electronic systems and materials of any kind of the Company; (h) goodwill; and (i) all other presently existing and hereafter acquired documents, accounts, general intangibles and intangible personal property of any kind;

DOCUMENTS
All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments, chattel paper, and electronic chattel paper now owned or hereafter acquired and the Company’s books relating to the foregoing;

INTELLECTUAL PROPERTY
All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all rights in and to issued patents and patents pending; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all trade marks and trade names and associated goodwill; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

PROCEEDS
All of the Company’s books and records relating to the foregoing and any and all present and future accounts, general intangibles, chattel paper, electronic chattel paper, products, accessions, replacements, betterments and substitutions for any of the foregoing described property, and all proceeds arising from or by virtue of, or from the sale or disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against any other Person with respect to, all or any part of the foregoing described property and interests.

3.           Pro Rata Distributions Among Investors.  It is expressly agreed by each Investor that all payments received by the Company under or in connection with the sale or liquidation of the Collateral, subject to any Senior Debt, shall be divided pari passu among all holders of promissory notes issued under the Purchase Agreement, consistent with the terms of the Subordination Agreement. Each Investor further agrees that if any Investor shall obtain payment in respect of any principal of or interest on any of its Notes resulting in such Investor’s receiving payment greater than the pro rata share contemplated by the Subordination Agreement, then the Investor receiving such greater proportion shall (i) notify the Collateral Agent of such fact and (ii) hold the amount exceeding its pro rata share and promptly pay such amount to the Collateral Agent, or make such other adjustments as shall be equitable in order to effectuate the terms of the Subordination Agreement.

4.           Collateral Agent.

a.           Appointment and Authority. Trident Capital, Inc. is hereby appointed Collateral Agent hereunder, and each Investor hereby authorizes Collateral Agent to act as its agent in accordance with the terms hereof.  Each Investor authorizes Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to Collateral Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

b.           Exculpatory Provisions.  Collateral Agent shall not have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, Collateral Agent:

i.	shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing,

ii.
shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that Collateral Agent is required to exercise as directed in writing (as shall be expressly provided for herein); provided that Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Collateral Agent to liability or that is contrary to this Security Agreement, any Financing Document or applicable law,

iii.
shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its affiliates that is communicated to or obtained by Collateral Agent or any of its affiliates in any capacity,

iv.	shall not be liable for any action taken or not taken by it with the consent or at the request of the holders of at least 60% of the aggregate principal amount of Notes then outstanding,

v.
shall not be liable for any action taken or not taken by it in accordance with the advice of any legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it,

vi.	shall not be liable for any action taken or not taken by it in accordance with an order from a court of competent jurisdiction,

vii.
shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Security Agreement or any Financing Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default, or (iv) the validity, enforceability, effectiveness or genuineness of this Security Agreement, any Financing Document or any other agreement, instrument or document, and

viii.
shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.

c.           Replacement of Collateral Agent.  With the consent or at the request of the holders of at least 60% of the aggregate principal amount of Notes then outstanding, Collateral Agent shall be replaced with a successor to be appointed by such holders.  Upon the acceptance of a successor’s appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the Financing Documents.

5.           Rights of Investors; Limitations on Investor’s Obligations.  It is expressly agreed by the Company that, anything herein to the contrary notwithstanding, the Company shall remain liable under each of its contracts and documents to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of its contracts and documents.  Collateral Agent and Investors shall have no obligation or liability under any of the Company’s contracts and documents by reason of or arising out of this Security Agreement or the granting to the Collateral Agent on behalf of the Investors of a security interest therein or the receipt by Collateral Agent or any Investor of any payment relating to any of the Company’s contracts and documents pursuant hereto, nor shall Collateral Agent or any Investor be required or obligated in any manner to perform or fulfill any of the obligations of the Company under or pursuant to any of its contracts and documents, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any of its contracts and documents, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.           Representations and Warranties.  The Company hereby represents and warrants that the chief executive office and chief place of business of the Company is P.O. Box 760, 5300 Claus Road, Riverbank, CA 95367, and the Company will not change such chief executive office and chief place of business or remove such records unless the Company shall have given Investor at least 10 days prior written notice thereof.  The Company hereby represents and warrants that the execution, delivery and performance of this Agreement shall not conflict with, constitute a breach or default under, or result in the termination of, any agreement executed by the Company in connection with the Senior Debt.

7.           Covenants.  The Company covenants and agrees with Investors and Collateral Agent that from and after the date of this Security Agreement and until the Obligations are fully satisfied:

a.           Further Documentation.  At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of the Company, the Company will promptly and duly execute and deliver any and all such further documents and take such further action as Collateral Agent may reasonably request in carrying out the terms and conditions of this Security Agreement and the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests granted hereby.  The Company also hereby authorizes Collateral Agent to file a financing statement under the Uniform Commercial Code in any jurisdiction with respect to the security interests granted hereby.

b.           Continuous Perfection.  The Company will not change its name, identity or corporate structure in any manner unless the Company shall have given Collateral Agent at least 10 days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by Collateral Agent to amend any financing statement or continuation statement filed with respect to the Collateral so that it is not misleading.

c.           Insurance.  The Company will insure the Collateral against such risks and hazards as other companies similarly situated insure against, in amounts and under policies which it currently holds and under such additional or substituted amounts or policies as it may from time to time determine, which shall be reasonably acceptable to the Collateral Agent (providing that no cancellation of such insurance shall be effective without 30 days written notice to Collateral Agent containing loss payable clauses to Collateral Agent as its interests may appear) and all premiums thereon shall be paid by the Company.

d.           Limitation on Encumbrances on Collateral. The Company will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Encumbrance or claim on or to the Collateral, other than the Encumbrances created hereby or otherwise permitted pursuant to the Purchase Agreement, and will defend the right, title and interest of Collateral Agent and Investors in and to any of the Collateral against other claims and demands of all Persons whomsoever.

e.           Limitations on Dispositions of Collateral. The Company will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except for (x) sales of inventory in the ordinary course of its business and (y) so long as no Event of Default has occurred, the disposition in the ordinary course of business of property not material to the conduct of its business.

8.           Remedies, Event of Default. If any dissolution, liquidation, winding up of the affairs of the Company or other Event of Default shall occur and be continuing and subject to (a) the subordination provisions of Section 2 above and (b) the terms of the Subordination Agreement, Collateral Agent may exercise in addition to all other rights and remedies granted in this Security Agreement or in any other instrument or agreement securing, evidencing or relating to the Obligations or at law or in equity, all rights and remedies of Collateral Agent under the Code. Collateral Agent shall be deemed not to have knowledge of any Event of Default unless and until notice thereof is given to Collateral Agent by the Company.  Without limiting the generality of the foregoing, the Company expressly agrees that in any such event, the Collateral Agent, without demand of performance or other demand (except the notice specified below of time and place of public or private sale) to or upon the Company or any other Person may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange broker's board or at any of the Collateral Agent’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Company hereby releases.  The Company further agrees, at Collateral Agent’s request, to assemble the Collateral, make it available to Collateral Agent at places which Collateral Agent shall reasonably select, whether at the Company's premises or elsewhere. Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safe keeping or otherwise of any or all of the Collateral or in any way relating to the rights of the Collateral Agent or Investors hereunder, including reasonable attorneys' fees and legal expenses, to the payment in whole or in part of the Obligations, the Company remaining liable for any deficiency remaining unpaid after the application, and only after so paying over such net proceeds and after the payment by the Collateral Agent of any other amount required by any provision of law.  To the extent permitted by applicable law, the Company waives all claims, damages, and demands against Collateral Agent arising out of the repossession, retention or sale of the Collateral.  The Company agrees that the Collateral Agent need not give more than 10 days notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.  The Company shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Collateral Agent and the Investors are entitled.

The Company hereby waives presentment, demand, protest or any notice (to the extent permitted by applicable law) of any kind in connection with this Security Agreement or any collateral.

9.           Application of Proceeds.  Subject to the subordination provisions contained in Section 2 above and the terms of the Subordination Agreement, the proceeds of all sales and collections in respect of any Collateral shall be applied as follows:

First, to the payment of the costs and expenses of such sales and collections, the expenses of Collateral Agent and the reasonable fees and expenses of counsel to Collateral Agent;

Second, any surplus then remaining to the payment of the Obligations in such order and manner consistent with the provisions of Section 3 above as the Collateral Agent may in its sole discretion determine; and

Third, any surplus then remaining shall be paid to the Company.

10.           Limitation on Collateral Agent’s and Investor’s Duty in Respect of Collateral.  Beyond the use of reasonable care in the custody thereof, Collateral Agent and Investors shall have no duty as to any Collateral in their possession or control or in the possession or control of any agent or nominee of them or any income thereon or as to the preservation of rights against prior secured parties or any other rights pertaining thereto.

11.           Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to the Company, to:

ECO2 Plastics, Inc.
PO Box 760
5300 Claus Road
Riverbank, CA 95367
Attn:                      Raymond M. Salomon
Fax:           (209) 863-6201

with a copy to:

The Otto Law Group, PLLC
601 Union Street, Suite 4500
Seattle, WA 98101
Attn:                      David M. Otto
Fax:           (206) 262-9513

if to Collateral Agent, to:

Trident Capital, Inc.
505 Hamilton Avenue, Suite 200
Palo Alto, CA 94301
Attn:                      Howard S. Zeprun, Chief Administrative Officer and General Counsel
Fax:           (650) 289-4444

if to the Investors, to:

The addresses of such Investors set forth on the signature pages hereto.

All such notices and communications shall be deemed to have been duly given:  (i) when delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, if mailed certified mail, return receipt requested; (iii) one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; (iv) the date of transmission if sent via facsimile to the facsimile number as set forth in this Section prior to 5:00 pm in the time zone of the recipient on a business day, with confirmation of successful transmission or (v) the business day following the date of transmission if sent via facsimile to the facsimile number as set forth in this Section after 5:00 p.m. in the time zone of the recipient or on a date that is not a business day.  Change of a party’s address, facsimile number or specified recipient may be designated hereunder by giving notice to all of the other parties hereto in accordance with this Section.

12.           Severability.  Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.           No Waiver; Cumulative Remedies.  Neither Collateral Agent nor any Investor shall, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by Collateral Agent or such Investor, as the case may be, and then only to the extent therein set forth.  A waiver by Collateral Agent or an Investor shall not be construed as a bar to any right or remedy which Collateral Agent or such Investor would otherwise have had on any future occasion.  No failure to exercise nor any delay by Collateral Agent or an Investor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise or any other right, power or privilege.  The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

14.           Successors and Assigns.  This Security Agreement and all obligations of the Company hereunder shall be binding upon the successors and permitted assigns of the Company, and shall, together with the rights and remedies of Collateral Agent and Investors hereunder, inure to the benefit of Collateral Agent and Investors and their successors and permitted assigns; provided that the Company may not assign any of its rights or obligations hereunder without the prior written consent of Collateral Agent.

15.           Amendment.  None of the terms or provisions of this Security Agreement may be altered, modified or amended except by an instrument in writing, duly executed by the Company and the holders of at least 60% of the aggregate principal amount of the promissory notes then outstanding under the Purchase Agreement.

16.           Governing Law.  This Security Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

17.           Counterparts. This Security Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

18.           Facsimile.  This Security Agreement may be executed using facsimiles of signatures, and a facsimile of a signature shall be deemed to be the same, and equally enforceable, as an original of such signature.

19.           Termination.  At such time all Obligations have been fully satisfied, the security interest created hereby shall automatically terminate.  Collateral Agent shall take all such actions as may be requested by the Company to evidence such termination and to release the liens created hereby, at the Company's expense.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the Effective Date.

                                                                                                ECO2 PLASTICS, INC.

                                                                                                By: ________________________
                                                                                                Raymond M. Salomon
                                                                                                Chief Financial Officer

TRIDENT CAPITAL, INC.,
as Collateral Agent

Executed by the undersigned as an authorized signatory of Trident Capital, Inc.

(signature)

(print name)

HUTTON LIVING TRUST DATED 12/10/1996

By: ______________________________________
Name: G. Thompson Hutton
Title: Trustee

Address: 2 Santiago Avenue, Atherton, CA 94027

WHITTAKER CAPITAL PARTNERS, LLC

By: ______________________________________
Name: William Whittaker
Title: Manager

Address: __________________________________

                        TRIDENT CAPITAL FUND-VI, L.P.
                        TRIDENT CAPITAL FUND-VI PRINCIPALS FUND, L.L.C.

                Executed by the undersigned as an authorized signatory of the General Partner of Trident Capital Fund-VI, L.P. and of the Managing Member of Trident Capital Fund-VI Principals Fund, L.L.C.

(signature)

(print name)

Address: 505 Hamilton Avenue, Suite 200
Palo Alto, CA 94301
Attn: Howard S. Zeprun
Chief Administrative Officer and General Counsel
Fax:	+1 (650) 289-4444
OTHER INVESTORS:

By: _________________________________
Name: _________________________________
Title: _________________________________

Address: _______________________________ _______________________________ Fax: ______________________________
E-Mail: ______________________________

Schedule A
Other Investors

Exhibit E

Second Amended and Restated Subordination and Intercreditor Agreement

SECOND AMENDED AND RESTATED SUBORDINATION AND INTERCREDITOR AGREEMENT

This Second Amended and Restated Subordination and Intercreditor Agreement (this “Agreement”) is made as of this 2nd day of June, 2009, among TRIDENT CAPITAL, INC. (“Collateral Agent”), TRIDENT CAPITAL FUND-VI, L.P. (“Trident Capital I”), TRIDENT CAPITAL FUND-VI PRINCIPALS FUND, L.L.C. (“Trident Capital II”), HUTTON LIVING TRUST DATED 12/10/1996 (“Hutton”), PENINSULA PACKAGING, LLC, a California limited liability company (“Peninsula”), WHITTAKER CAPITAL PARTNERS, LLC (“Whittaker”), the other parties that are signatories hereto as “Additional September Investors,” “Additional December Investors” or “Additional June Investors,” and any other party who becomes bound by this Agreement as a senior lender pursuant to Section 21 of the June Purchase Agreement, as defined below.

WITNESSETH

WHEREAS, ECO2 Plastics, Inc., a Delaware corporation (“Borrower”) is indebted to Trident Capital I, Trident Capital II, Hutton, the Additional September Investors and certain other investors (collectively, the “September Investors”) pursuant to the terms of a certain Convertible Note and Warrant Purchase Agreement dated as of September 2, 2008 (the “September Purchase Agreement”) and certain promissory notes that were issued thereunder (collectively, together with the September Purchase Agreement, the “September Subordinated Debt Documents”).  The September Subordinated Debt Documents and the September Security Agreement (defined below), together with all other documents, agreements, instruments and/or certificates relating thereto, are hereinafter collectively referred to as the “September Debt Documents”; and

WHEREAS, all indebtedness, liabilities and obligations of Borrower to the September Investors, together with all interest and other monies due or to become due thereunder, and any fees, costs and expenses in connection therewith, and any amounts payable by Borrower in connection with any purchase rights, are referred to as the “September Subordinated Debt”; and

WHEREAS, the payment and performance of all of the September Subordinated Debt is secured by a security interest in certain assets of the Borrower, some or all of which constitute the Collateral, pursuant to an Amended and Restated Security Agreement dated as of September 2, 2008, given by Borrower in favor of the Collateral Agent, as collateral agent for the September Investors (as amended, the September Security Agreement”); and

WHEREAS, Borrower is indebted to Trident Capital I, Trident Capital II, Hutton, Peninsula, the Additional December Investors and certain other investors (collectively, the “December Investors”) pursuant to the terms of a certain Convertible Note and Warrant Purchase Agreement dated as of December 17, 2008 (the “December Purchase Agreement”) and certain promissory notes that were issued thereunder (collectively, together with the December Purchase Agreement, the “December Subordinated Debt Documents”).  The December Subordinated Debt Documents and the December Security Agreements (defined below), together with all other documents, agreements, instruments and/or certificates relating thereto, are hereinafter collectively referred to as the “December Debt Documents”; and

WHEREAS, all indebtedness, liabilities and obligations of Borrower to the December Investors, together with all interest and other monies due or to become due thereunder, and any fees, costs and expenses in connection therewith, and any amounts payable by Borrower in connection with any purchase rights, are referred to as the “December Subordinated Debt”; and

WHEREAS, the payment and performance of all of the December Subordinated Debt is secured by security interests in certain assets of the Borrower, some or all of which constitute the Collateral, pursuant to (i) an Amended and Restated Security Agreement dated as of December 17, 2008, given by Borrower in favor of the Collateral Agent, as collateral agent for certain of the December Investors, and (ii) an Amended and Restated Security Agreement dated as of December 17, 2008, given by Borrower in favor of Peninsula (collectively, the December Security Agreements”); and

WHEREAS, on December 17, 2008, the Collateral Agent, the September Investors and the December Investors entered into a certain Amended and Restated Subordination Agreement (the “Original Subordination Agreement”), pursuant to which the parties agreed that the September Subordinated Debt would be subordinated to the December Subordinated Debt; and

WHEREAS, on or about the date hereof, Borrower shall become indebted to Trident Capital I, Trident Capital II, Hutton, Peninsula, Whittaker, the Additional June Investors, and any other party who becomes bound by this Agreement as a senior lender pursuant to Section 21 of the June Purchase Agreement (collectively, the “Senior Lenders”) pursuant to the terms of a certain Convertible Note Purchase Agreement dated as of June 2, 2009 (the “June Purchase Agreement”) and certain promissory notes to be issued thereunder (individually, a “Senior Note” and collectively the “Senior Notes”) evidencing certain of Borrower’s obligations, liabilities and indebtedness to Senior Lenders and as secured by Security Agreements dated as of the date hereof made by Borrower in favor of Senior Lenders (each, a “June Security Agreement” and collectively the “June Security Agreements”) (the June Security Agreements, the Senior Notes and the June Purchase Agreement, together with the other documents, instruments and agreements executed in connection therewith, as they may from time to time be modified, amended, restated or replaced, are hereinafter collectively referred to as the “Senior Loan Documents”), pursuant to which Senior Lenders shall loan to Borrower the aggregate principal amount of approximately $1.5 million to $3.0 million (collectively the “Loans”), upon and subject to the terms of, the Senior Loan Documents.  Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Senior Loan Documents; and

WHEREAS, all of the indebtedness, liabilities and obligations of Borrower to Senior Lenders in connection with the Senior Loan Documents, including all extensions thereof and all debt issued to the Senior Lenders in respect thereof, are hereinafter collectively called the “Senior Debt”; and

WHEREAS, the payment and performance of the Senior Debt is secured by  security interests in, among other things, all of the present and future goods, equipment, inventory, investment property, instruments, chattel paper, documents, letter-of-credit rights, accounts, deposit accounts, commercial tort claims and general intangibles of Borrower, wherever located, and the products and proceeds thereof (collectively, the “Collateral”); and

WHEREAS, the undersigned desire to amend and restate the Original Subordination Agreement in its entirety to evidence the understanding that the December Subordinated Debt shall be subordinated to the Senior Debt and the September Subordinated Debt shall be subordinated to both the December Subordinated Debt and the Senior Debt; and

NOW, THEREFORE, in order to induce Senior Lenders to make the Loans provided for in the Senior Loan Documents and in consideration therefor, and in consideration of the mutual covenants set forth herein, the parties hereto hereby agree as follows:

1. CONSENT.  Collateral Agent, the September Investors and the December Investors hereby consent to and approve of the execution, delivery and performance by Borrower of the Senior Loan Documents and the consummation of the transactions contemplated thereby, notwithstanding anything to the contrary contained in any of the agreements, instruments and documents executed in connection with the September Subordinated Debt or the December Subordinated Debt.  The September Investors executing this Agreement hereby represent and warrant to Senior Lenders that they hold at least sixty percent (60%) of the principal amount of the outstanding Notes, as such term is defined in the September Purchase Agreement.  The December Investors executing this Agreement hereby represent and warrant to Senior Lenders that they hold at least seventy percent (70%) of the principal amount of the outstanding Notes, as such term is defined in the December Purchase Agreement.

2. SUBORDINATION.

2.1 Subordination of Payment.  Except as set forth in Section 2.2 below, the payment of any and all of the principal amount of, interest on and any fees, costs and expenses on the December Subordinated Debt is hereby expressly subordinated and made junior to the payment of the principal amount, all interest, all liquidated damages, fees, costs, expenses and any other amounts due on the Senior Debt.  Except as set forth in Section 2.2 below, the payment of any and all of the principal amount of, interest on and any fees, costs and expenses on the September Subordinated Debt is hereby expressly subordinated and made junior to (i) the payment of the principal amount, all interest, all liquidated damages, fees, costs, expenses and any other amounts due on the Senior Debt, and (ii) the payment of the principal amount, all interest, all liquidated damages, fees, costs, expenses and any other amounts due on the December Subordinated Debt.

2.2 Payments.

(a)           Anything in any other agreement, instrument or document executed and delivered in connection with the September Subordinated Debt or December Subordinated Debt to the contrary notwithstanding, Borrower shall not make, and neither Collateral Agent nor any September Investor or December Investor shall receive, accept or retain, any direct or indirect payment, or prepayment on account, or any reduction (whether by way of loan, set-off or otherwise) in respect of the principal of, premium on, or interest on the September Subordinated Debt or December Subordinated Debt until the Senior Debt has been paid in full; provided, however, that so long as at the time of and after giving effect to any such payment, no Event of Default has occurred under the Senior Loan Documents, or would occur as a result thereof, Borrower may make, and Collateral Agent, the September Investors (subject to Section 2.2(b) below) and the December Investors may accept, regularly scheduled payments of principal and interest on the September Subordinated Debt and December Subordinated Debt, without acceleration.

(b)           Anything in any other agreement, instrument or document executed and delivered in connection with the September Subordinated Debt to the contrary notwithstanding, Borrower shall not make, and neither Collateral Agent nor any September Investor shall receive, accept or retain, any direct or indirect payment, or prepayment on account, or any reduction (whether by way of loan, set-off or otherwise) in respect of the principal of, premium on, or interest on the September Subordinated Debt until the December Subordinated Debt has been paid in full; provided, however, that so long as at the time of and after giving effect to any such payment, no Event of Default has occurred under the December Debt Documents, or would occur as a result thereof, Borrower may make, and Collateral Agent and the September Investors may accept, regularly scheduled payments of principal and interest on the September Subordinated Debt, without acceleration.

2.3 Subordination of Lien.  Notwithstanding the date, manner or order of creation, attachment or perfection of (i) those security interests and liens in favor of Senior Lenders now or hereafter existing in the Collateral or (ii) those security interests and liens in favor of Collateral Agent or Peninsula now or hereafter existing in the Collateral (and notwithstanding any provisions of the Uniform Commercial Code or other applicable law or of any agreement(s) granting such security interests or liens to Collateral Agent, Peninsula or Senior Lenders), the Senior Lenders, Collateral Agent, Peninsula, the September Investors and the December Investors hereby agree that: (a) any security interests and liens in and/or on the Collateral securing the December Subordinated Debt shall be, in all respects, subject to and subordinate to the security interests and liens in and/or on the Collateral securing the Senior Debt, to the full extent thereof; (b) any security interests and liens in and/or on the Collateral securing the September Subordinated Debt shall be, in all respects, subject to and subordinate to the security interests and liens in and/or on the Collateral securing the Senior Debt and the December Subordinated Debt, to the full extent thereof; (c) any security interests and liens in and/or on the Collateral securing Senior Debt shall be, in all respects, of equal lien priority to any security interests and liens in and/or on the Collateral securing other Senior Debt, and any payments or proceeds of Collateral received under the Senior Loan Documents shall be made pro rata to the Senior Lenders on a pari passu basis until such time as all obligations under the Senior Loan Documents have been paid in full; provided, that each Senior Lender shall first be entitled to recover any expenses or fees incurred in connection with the exercise of its rights and remedies with respect to the Collateral under this Agreement; and (d) any security interests and liens in and/or on the Collateral securing December Subordinated Debt shall be, in all respects, of equal lien priority to any security interests and liens in and/or on the Collateral securing other December Subordinated Debt, and any payments or proceeds of Collateral received under the December Debt Documents shall be made pro rata to the December Investors on a pari passu basis until such time as all obligations under the December Debt Documents have been paid in full; provided, that each December Investor shall first be entitled to recover any expenses or fees incurred in connection with the exercise of its rights and remedies with respect to the Collateral under this Agreement.  Collateral Agent or Peninsula, as appropriate, will indicate in any financing statement filed (whether before or after the date hereof, including if necessary by amendment) in connection with the September Subordinated Debt or December Subordinated Debt, that its security interests and liens in the Collateral are subordinated to the security interests and liens of Senior Lenders in the Collateral, subject to the terms of this Agreement.

2.4 Default/Remedies.  In the event of (a) the application for the appointment of a receiver or custodian for Borrower or the property of Borrower, (b) the entry of an order for relief or the filing of a petition by or against Borrower under the provisions of the Bankrupcty Code (as defined below), (c) any assignment for the benefit of creditors by or against Borrower, or (d) Borrower’s insolvency (which term is defined for purposes of this paragraph as the failure or inability of Borrower to meet its obligations as the same fall due) (collectively, an “Insolvency Event”), then and in any such event:

(i) All of the Senior Debt shall first be paid in full before any payment or distribution of any character, whether in cash, securities, obligations or other property, shall be made in respect of the December Subordinated Debt and the September Subordinated Debt, and then all of the December Subordinated Debt shall first be paid in full before any payment or distribution of any character, whether in cash, securities, obligations or other property, shall be made in respect of the September Subordinated Debt;

(ii) Any payment or distribution of any character, which would otherwise (but for the terms hereof) be payable or deliverable in respect of the December Subordinated Debt or September Subordinated Debt (including any payment or distribution of any other indebtedness of Borrower being subordinated thereto), shall be paid or delivered directly to Senior Lenders, or their representatives, until the payment in full of the Senior Debt, and then to the December Investors, or their representatives, until the payment in full of the December Subordinated Debt, and Collateral Agent, December Investors and September Investors irrevocably authorize, empower and direct all receivers, custodians, trustees, liquidators, conservators and others having authority in the property and premises of Collateral Agent, December Investors and September Investors to effect all such payments and deliveries; and

(iii) Notwithstanding any statute, including, without limitation, the United States Bankruptcy Code (the “Bankruptcy Code”), any rule of law or bankruptcy procedures to the contrary, (A) the right of Senior Lenders hereunder to have all of the Senior Debt paid and satisfied in full prior to the payment of any of the December Subordinated Debt and the September Subordinated Debt shall include, without limitation, the right of Senior Lenders to be paid in full all interest accruing on the Senior Debt due to the Senior Lenders after the filing of any petition by or against Borrower in connection with any bankruptcy or similar proceeding or any other proceeding referred to in this paragraph, hereof, prior to the payment of any amounts in respect to the December Subordinated Debt or the September Subordinated Debt, including, without limitation, any interest due to the December Investors or September Investors accruing after such date, and (B) the right of the December Investors hereunder to have all of the December Subordinated Debt paid and satisfied in full prior to the payment of any of the September Subordinated Debt shall include, without limitation, the right of the December Investors to be paid in full all interest accruing on the December Subordinated Debt due to the December Investors after the filing of any petition by or against Borrower in connection with any bankruptcy or similar proceeding or any other proceeding referred to in this paragraph, hereof, prior to the payment of any amounts in respect to the September Subordinated Debt, including, without limitation, any interest due to the September Investors accruing after such date.

2.5 Power of Attorney.

(a)           In the event of any Insolvency Event involving Borrower prior to the Termination Date, the Senior Lenders are hereby appointed as the attorney-in-fact for Collateral Agent and the December Investors with respect to the December Subordinated Debt to take the following actions if Senior Lenders choose to do so and if Collateral Agent or the December Investors have failed to take any such actions at least ten (10) days in advance of any applicable bar date: (a) demand, sue for, collect and receive any and all such cash or other assets, file any claim, proof of claim or similar instrument, and institute such other proceedings which Senior Lenders may in their sole and absolute discretion deem necessary, advisable or appropriate to have the December Subordinated Debt claim allowed in such Insolvency Event, to collect the December Subordinated Debt, and to enforce the terms of this Agreement, and (b) to vote for Collateral Agent and the December Investors with respect to the December Subordinated Debt in connection with any matter before a bankruptcy court requiring approval by Collateral Agent or the December Investors, provided that Senior Lenders shall have no right to compromise the rights of Collateral Agent or the December Investors with respect to any creditor junior thereto.  In the event of any Insolvency Event involving Borrower prior to the Termination Date, the Senior Lenders are hereby appointed as the attorney-in-fact for Collateral Agent and the September Investors with respect to the September Subordinated Debt to take the following actions if Senior Lenders choose to do so and if Collateral Agent or the September Investors have failed to take any such actions at least ten (10) days in advance of any applicable bar date: (a) demand, sue for, collect and receive any and all such cash or other assets, file any claim, proof of claim or similar instrument, and institute such other proceedings which Senior Lenders may in their sole and absolute discretion deem necessary, advisable or appropriate to have the September Subordinated Debt claim allowed in such Insolvency Event, to collect the September Subordinated Debt, and to enforce the terms of this Agreement, and (b) to vote for Collateral Agent and the September Investors with respect to the September Subordinated Debt in connection with any matter before a bankruptcy court requiring approval by Collateral Agent or the September Investors, provided that Senior Lenders shall have no right to compromise the rights of Collateral Agent or the September Investors with respect to any creditor junior thereto.

(b)           In the event of any Insolvency Event involving Borrower prior to the Termination Date, after the Senior Debt has been paid in full, the December Investors are hereby appointed as the attorney-in-fact for Collateral Agent and the September Investors with respect to the September Subordinated Debt to take the following actions if the December Investors choose to do so and if Collateral Agent or the September Investors have failed to take any such actions at least ten (10) days in advance of any applicable bar date: (a) demand, sue for, collect and receive any and all such cash or other assets, file any claim, proof of claim or similar instrument, and institute such other proceedings which the December Investors may in their sole and absolute discretion deem necessary, advisable or appropriate to have the September Subordinated Debt claim allowed in such Insolvency Event, to collect the September Subordinated Debt, and to enforce the terms of this Agreement, and (b) to vote for Collateral Agent and the September Investors with respect to the September Subordinated Debt in connection with any matter before a bankruptcy court requiring approval by Collateral Agent or the September Investors, provided that the December Investors shall have no right to compromise the rights of Collateral Agent or the September Investors with respect to any creditor junior thereto.

2.6 Payments in Trust.  If, notwithstanding the provisions of this Agreement, any payment or distribution of any character (whether in cash, securities, or other property) or any security shall be received by any Senior Lender or by any September Investor or December Investor in contravention of the terms of this Agreement, such payment, distribution or security shall not be commingled with any asset of a Senior Lender, September Investor or December Investor, shall be held in trust for the benefit of, and shall be paid over or delivered and transferred to the other party, or its representative, for application to the payment of the applicable debt remaining unpaid.

2.7 Transfer/Assignment of Senior Debt.  This Agreement, without further reference, shall pass to and may be relied on and enforced by any transferee or subsequent holder of any Senior Debt.  In the event of any sale, assignment, disposition or other transfer of any December Subordinated Debt or September Subordinated Debt, the transferor thereof shall cause the transferee thereof to execute and deliver to the Senior Lenders an agreement (substantially identical with this Agreement or otherwise in form and substance satisfactory to Senior Lenders) providing for the continued subordination of the December Subordinated Debt and the September Subordinated Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of Senior Lenders arising under this Agreement.

3. CONTINUED EFFECTIVENESS OF THIS AGREEMENT.

(a)           The terms of this Agreement, the subordination effected hereby, and the rights of Senior Lenders and the obligations of Collateral Agent, the September Investors and the December Investors arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by:

(i) any amendment, modification or termination of or supplement to the Senior Loan Documents or any other agreement, instrument or document executed or delivered pursuant thereto;

(ii) the validity or enforceability of any such documents;

(iii) the release, sale, exchange or surrender, in whole or in part, of any collateral security, now or hereafter existing, for any of the Senior Debt or any other indebtedness, liability or obligation of Borrower to Senior Lenders, now existing or hereafter arising;

(iv) any exercise or failure to exercise any right, power or remedy under or in respect of the Senior Debt or any of such instruments and documents referred to in clause (a) above or arising at law; or

(v) any waiver, consent, release, indulgence, extension, renewal, modifications, delay or other action, inaction or omission in respect of the Senior Debt or any of the agreements instruments or documents executed and delivered in respect of any collateral security for the Senior Debt or any other indebtedness, liability or obligation of Borrower to Senior Lenders, now existing or hereafter arising, all whether or not Collateral Agent, the September Investors or the December Investors shall have had notice or knowledge of any of the foregoing and whether or not they shall have consented thereto.

(b)           The terms of this Agreement, the subordination effected hereby, and the rights of the December Investors and the obligations of Collateral Agent and the September Investors arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by:

(i) any amendment, modification or termination of or supplement to the December Debt Documents or any other agreement, instrument or document executed or delivered pursuant thereto;

(ii)           the validity or enforceability of any such documents;

(iii) the release, sale, exchange or surrender, in whole or in part, of any collateral security, now or hereafter existing, for any of the December Subordinated Debt or any other indebtedness, liability or obligation of Borrower to the December Investors, now existing or hereafter arising;

(iv) any exercise or failure to exercise any right, power or remedy under or in respect of the December Subordinated Debt or any of such instruments and documents referred to in clause (a) above or arising at law; or

(v) any waiver, consent, release, indulgence, extension, renewal, modifications, delay or other action, inaction or omission in respect of the December Subordinated Debt or any of the agreements instruments or documents executed and delivered in respect of any collateral security for the December Subordinated Debt or any other indebtedness, liability or obligation of Borrower to the December Investors, now existing or hereafter arising, all whether or not Collateral Agent or the September Investors shall have had notice or knowledge of any of the foregoing and whether or not they shall have consented thereto.

4. RESTRICTIONS; RIGHTS AND REMEDIES; WAIVER OF CLAIMS.

4.1 Restrictions.

(a)           Senior Debt Outstanding

(i)           Prior to the date that the Senior Debt is paid in full and notwithstanding anything contained in any December Debt Documents or September Debt Documents to the contrary, Collateral Agent, September Investors and December Investors shall not, without the prior written consent of Senior Lenders, do any of the following:

(ii) amend, modify or supplement or agree to any amendment, modification or supplement of, or to, the December Subordinated Debt, the September Subordinated Debt or any of the December Debt Documents or September Debt Documents in any manner;

(iii) accelerate the maturity of all or any portion of the December Subordinated Debt, the September Subordinated Debt, or take any action towards collection of all or any portion of the December Subordinated Debt, the September Subordinated Debt, or enforcement of any rights, powers or remedies under the December Debt Documents or the September Debt Documents against any of the property, real or personal, of Borrower, or any interest therein or under other agreements entered into pursuant thereto or against any of the property, real or personal, of Borrower or any interest therein upon the occurrence of any event of default under the December Subordinated Debt, the September Subordinated Debt, or as defined in the December Debt Documents or September Debt Documents or any event, which with the passage of time, or giving of notice, or both would constitute such a default (including, without limitation, the occurrence of an Event of Default under any of the Senior Loan Documents);

(iv) contest, protest or object to any foreclosure proceeding, post petition financing, use of cash collateral or action brought by a Senior Lender or any other exercise by a Senior Lender of any rights or remedies under the Senior Loan Documents or applicable law; or

(v) obtain any additional security interest in or liens upon any of Borrower’s existing or hereafter acquired real or personal property including, without limitation, the Collateral without the Senior Lenders’ prior written consent.  In the event that any such party shall, despite the provisions of this paragraph, obtain any such additional security interest or lien, then without any further action any such security interest or lien shall be deemed assigned to Senior Lenders as collateral security for the Senior Debt.

(b)           December Subordinated Debt Outstanding

(i)           Prior to the date that the December Subordinated Debt is paid in full and notwithstanding anything contained in any September Debt Documents to the contrary, Collateral Agent and the September Investors shall not, without the prior written consent of the December Investors, do any of the following:

(ii) amend, modify or supplement or agree to any amendment, modification or supplement of, or to, the September Subordinated Debt or any of the September Debt Documents in any manner;

(iii) accelerate the maturity of all or any portion of the  September Subordinated Debt, or take any action towards collection of all or any portion of the  September Subordinated Debt, or enforcement of any rights, powers or remedies under the September Debt Documents against any of the property, real or personal, of Borrower, or any interest therein or under other agreements entered into pursuant thereto or against any of the property, real or personal, of Borrower or any interest therein upon the occurrence of any event of default under the September Subordinated Debt, or as defined in the September Debt Documents or any event, which with the passage of time, or giving of notice, or both would constitute such a default (including, without limitation, the occurrence of an Event of Default under any of the December Debt Documents);

(iv) contest, protest or object to any foreclosure proceeding, post petition financing, use of cash collateral or action brought by a December Investor or any other exercise by a December Investor of any rights or remedies under the December Debt Documents or applicable law; or

(v) obtain any additional security interest in or liens upon any of Borrower’s existing or hereafter acquired real or personal property including, without limitation, the Collateral without December Investors’ prior written consent.  In the event that Collateral Agent or any September Investor shall, despite the provisions of this paragraph, obtain any such additional security interest or lien, and the Senior Debt has been repaid, then without any further action any such security interest or lien shall be deemed assigned to the December Investors as collateral security for the December Subordinated Debt.

4.2           Lenders’ Rights and Remedies.

(a)           Until such time that the Senior Debt is paid in full, the Senior Lenders shall have the exclusive right to enforce rights and exercise remedies with respect to the Collateral and shall not be required to marshal any Collateral.  In exercising rights and remedies with respect to the Collateral, the Senior Lenders may enforce the provisions of the Senior Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to sell or otherwise dispose of Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction.

(b)           Following the payment in full of the Senior Debt and until such time that the December Subordinated Debt has been paid in full, the December Investors shall have the exclusive right to enforce rights and exercise remedies with respect to the Collateral and shall not be required to marshal any Collateral.  In exercising rights and remedies with respect to the Collateral, the December Investors may enforce the provisions of the December Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to sell or otherwise dispose of Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction.

4.3           Right to Release.

(a)           Until such time that the Senior Debt is paid in full, the Senior Lenders’ rights with respect to the Collateral include the right to release any or all of the Collateral from the security interest and lien of any Senior Loan Documents or December Debt Documents or September Debt Documents in connection with the sale of such Collateral, notwithstanding that the net proceeds of any such sale may not be used to permanently prepay any Senior Debt, December Subordinated Debt or September Subordinated Debt.  If Senior Lenders shall determine, in connection with any sale of Collateral, that the release of such security interest and lien of any December Debt Document or September Debt Document on such Collateral in connection with such sale is necessary or advisable, Collateral Agent, December Investors and September Investors shall execute such release documents and instruments and shall take such further actions as Senior Lenders shall request. Collateral Agent, December Investors and September Investors hereby irrevocably constitute and appoint the Senior Lenders and any officer thereof, with full power of substitution, as their true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such parties and in the name of such parties or in Senior Lenders’ own names, from time to time in Senior Lenders’ discretion, for the purpose of carrying out the terms of this paragraph, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer or release.

(b)           Following the payment of the Senior Debt and until such time that the December Subordinated Debt is paid in full, the December Investors’ rights with respect to the Collateral include the right to release any or all of the Collateral from the security interest and lien of any December Debt Documents or September Debt Documents in connection with the sale of such Collateral, notwithstanding that the net proceeds of any such sale may not be used to permanently prepay any December Subordinated Debt or September Subordinated Debt.  If the December Investors shall determine, in connection with any sale of Collateral, that the release of such security interest and lien of any September Debt Document on such Collateral in connection with such sale is necessary or advisable, Collateral Agent and the September Investors shall execute such release documents and instruments and shall take such further actions as the December Investors shall request. Collateral Agent and the September Investors hereby irrevocably constitute and appoint the December Investors and any officer thereof, with full power of substitution, as their true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such parties and in the name of such parties or in the December Investors’ own names, from time to time in the December Investors’ discretion, for the purpose of carrying out the terms of this paragraph, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer or release.

4.4           Waiver of Claims.

(a)           To the maximum extent permitted by law, Collateral Agent, the December Investors and the September Investors waive any claim they might have against Senior Lenders with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of Senior Lenders, or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Senior Loan Documents or any transaction relating to the Collateral.  No Senior Lender nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

(b)           To the maximum extent permitted by law, Collateral Agent and the September Investors waive any claim they might have against the December Investors with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the December Investors, or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the December Debt Documents or any transaction relating to the Collateral.  No December Investor nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

4.5           Lender Restrictions.  Until such time that the Senior Debt is paid in full, no Senior Lender shall obtain any additional security interests in or liens upon any of Borrower’s existing or hereafter acquired real or personal property including, without limitation, the Collateral, without the prior written consent of Senior Lenders holding at least 60% of the principal amount of the outstanding Senior Notes.  Until such time that the December Subordinated Debt is paid in full, no December Investor shall obtain any additional security interests in or liens upon any of Borrower’s existing or hereafter acquired real or personal property including, without limitation, the Collateral, without the prior written consent of December Investors holding at least 70% of the principal amount of the outstanding promissory notes under the December Purchase Agreement. No Senior Lender shall challenge the enforceability of another Senior Lender’s claim with respect to Senior Debt or challenge the enforceability of any lien or security interest granted under the Senior Loan Documents.  No December Investor shall challenge the enforceability of another December Investor’s claim with respect to the December Subordinated Debt or challenge the enforceability of any lien or security interest granted under the December Debt Documents.  No September Investor shall challenge the enforceability of any December Investor’s claim with respect to the December Subordinated Debt or challenge the enforceability of any lien or security interest granted under the December Debt Documents.  No December Investor shall challenge the enforceability of any Senior Lender’s claim with respect to the Senior Loan Documents or challenge the enforceability of any lien or security interest granted under the Senior Loan Documents.

5. PROVISIONS APPLICABLE AFTER BANKRUPTCY.  The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of any Insolvency Event.

(a)           To the extent that Collateral Agent, the December Investors or the September Investors have or acquire any rights under Section 362, 363 or 364 of the Bankruptcy Code with respect to the Collateral, and the Senior Debt remains unpaid, Collateral Agent, the December Investors and the September Investors hereby agree not to assert such rights without the prior written consent of Senior Lenders; provided that, if requested by Senior Lenders, Collateral Agent, the December Investors and the September Investors shall seek to exercise such rights in the manner requested by Senior Lenders, including the rights in payments in respect of such rights. Collateral Agent, the December Investors and the September Investors (both in their capacities as Collateral Agent, the December Investors and the September Investors and in their capacities as parties which may be obligated to Borrower or any of Borrower’s affiliates with respect to contracts which are part of Senior Lenders’ Collateral) agree not to initiate or prosecute or encourage any other Person to initiate or prosecute any claim, action, objection or other proceeding (i) challenging the enforceability of a Senior Lender's claim with respect to Senior Debt, (ii) challenging the enforceability of any liens or security interests in assets securing the Senior Debt, (iii) asserting any claims which Borrower may hold with respect to a Senior Lender, or (iv) objecting to any sale or other disposition of Borrower’s assets consented to by Senior Lenders in any bankruptcy or other proceeding or any borrowing or grant of any lien by Borrower consented to by Senior Lenders in any such proceeding.

(b)           To the extent that Collateral Agent or the September Investors have or acquire any rights under Section 362, 363 or 364 of the Bankruptcy Code with respect to the Collateral, and the December Subordinated Debt remains unpaid, Collateral Agent and the September Investors hereby agree not to assert such rights without the prior written consent of the December Investors; provided that, if requested by the December Investors, Collateral Agent and the September Investors shall seek to exercise such rights in the manner requested by the December Investors, including the rights in payments in respect of such rights. Collateral Agent and the September Investors (both in their capacities as Collateral Agent and the September Investors and in their capacities as parties which may be obligated to Borrower or any of Borrower’s affiliates with respect to contracts which are part of the December Investors’ Collateral) agree not to initiate or prosecute or encourage any other Person to initiate or prosecute any claim, action, objection or other proceeding (i) challenging the enforceability of a December Investor’s claim with respect to the December Subordinated Debt, (ii) challenging the enforceability of any liens or security interests in assets securing the December Subordinated Debt, (iii) asserting any claims which Borrower may hold with respect to a December Investor, or (iv) objecting to any sale or other disposition of Borrower’s assets consented to by the December Investors in any bankruptcy or other proceeding or any borrowing or grant of any lien by Borrower consented to by the December Investors in any such proceeding.

6. GENERAL PROVISIONS.

6.1 Successors and Assigns.  This Agreement is entered into for the benefit of the parties hereto and their successors and permitted assigns.  It shall be binding upon and shall inure to the benefit of the parties, their successors and assigns.  The Collateral Agent, the December Investors and the September Investors shall not assign this Agreement, or its rights and obligations hereunder, without the prior written consent of Senior Lenders.  Any Senior Lender may only assign this Agreement to any assignee of its Senior Note from Borrower.

6.2 Subrogation.

(a)           No payment or distribution to a Senior Lender pursuant to the provisions of this Agreement shall entitle Collateral Agent, any December Investor or any September Investor to exercise any rights of subrogation in respect thereof prior to the date that the Senior Debt is fully paid.  After such date, and provided that no payments are voidable, Collateral Agent and the December Investors shall be subrogated to the rights of Senior Lenders to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to Collateral Agent or the December Investors have been applied to the payment of Senior Debt.  A distribution made under this Agreement to Senior Lenders, which otherwise would have been made to Collateral Agent or any December Investor, is not, as between Collateral Agent, the December Investors and Borrower, a payment by Borrower on the December Subordinated Debt.  A distribution made under this Agreement to Senior Lenders, which otherwise would have been made to Collateral Agent or any September Investor, is not, as between Collateral Agent, the September Investors and Borrower, a payment by Borrower on the September Subordinated Debt.

(b)           No payment or distribution to a December Investor pursuant to the provisions of this Agreement shall entitle Collateral Agent or any September Investor to exercise any rights of subrogation in respect thereof prior to the date that the December Subordinated Debt is fully paid.  After such date, and provided that no payments are voidable, the September Investors shall be subrogated to the rights of the December Investors to receive distributions applicable to the December Subordinated Debt to the extent that distributions otherwise payable to Collateral Agent or the September Investors have been applied to the payment of the December Subordinated Debt.  A distribution made under this Agreement to the December Investors, which otherwise would have been made to Collateral Agent or any September Investor, is not, as between Collateral Agent, the September Investors and Borrower, a payment by Borrower on the September Subordinated Debt.

(c)           After the Senior Debt and the December Subordinated Debt has been paid in full, and provided that no payments are voidable, the September Investors shall be subrogated to the rights of Senior Lenders to receive distributions applicable to the Senior Debt to the extent that distributions otherwise payable to Collateral Agent or the September Investors have been applied to the payment of the Senior Debt.

6.3 Reinstatement.  The obligations of the parties under this Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Senior Debt, December Subordinated Debt or September Subordinated Debt is rescinded or must otherwise be restored or returned by reason of any bankruptcy, reorganization, arrangement, composition or similar proceeding or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of Borrower’s property, or otherwise, all as though such payment had not been made.

6.4 Notice.  Wherever this Agreement provides for notice to any party (except as expressly provided to the contrary), it shall be given by messenger, facsimile, certified U.S. mail with return receipt requested, or nationally recognized overnight courier with receipt requested, effective when received or receipt rejected by the party to whom addressed, and shall be addressed as follows, or to such other address as the party affected may hereafter designate:

If to a Senior Lender:                   As set on the signature page for such Senior Lender

If to any Additional
December
Investor, Additional
September
Investor or Additional
June Investor:                              As set on the signature page for such party

If to Trident
Capital, Inc.:                                Trident Capital, Inc.
      505 Hamilton Avenue, Suite 200
      Palo Alto, CA 94301
                                                      Attn:  Howard C. Zeprun, Chief Administrative Officer and General Counsel
      Fax:           (650) 289-4444

6.5 Conflicts of Terms.  In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of the December Subordinated Debt or the September Subordinated Debt, or any document executed in connection therewith or the indebtedness evidenced thereby, the provisions of this Agreement shall control and govern.  In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of the December Security Agreements or the June Security Agreements, the provisions of this Agreement shall control and govern.

6.6 Further Assurances. Each party, at its own expense and at any time from time to time, upon the written request of another party, will promptly and duly execute and deliver such further instruments and documents and take such further actions as such other party reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

6.7 Expenses.  Borrower will pay or reimburse a Senior Lender or December Investor, upon demand, for all its costs and expenses in connection with the enforcement or preservation of any rights under this Agreement, including, without limitation, fees and disbursements of counsel to such Senior Lender or December Investor.  Borrower will pay, indemnify, and hold each Senior Lender and December Investor harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, tort or on any other ground), judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to this Agreement or any action taken or omitted to be taken by any Senior Lender or December Investor with respect to any of the foregoing.

6.8 Entire Agreement; Amendments.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.  This Agreement may not be amended or modified orally but may be amended or modified in writing if signed by Collateral Agent, holders of at least sixty percent (60%) of the principal amount of the outstanding promissory notes under the September Purchase Agreement, holders of at least seventy percent (70%) of the principal amount of the outstanding promissory notes under the December Purchase Agreement, and holders of at least sixty percent (60%) of the principal amount of the outstanding Senior Notes.  This Agreement amends and restates the Original Subordination Agreement. No amendment or waiver of provision of this Agreement shall in any event be effective unless it is in writing, making specific reference to this Agreement and signed by the party against whom such waiver is sought to be enforced.

6.9 No Third-Party Beneficiaries.  Notwithstanding anything contained herein to the contrary, no provision of this Agreement is intended to benefit any party other than the signatories hereto, nor shall any such provision be enforceable by any other party.

6.10 Termination.  This Agreement shall terminate upon the indefeasible payment in full of the Senior Debt and termination of the Senior Loan Documents and the pament in full of the December Subordinated Debt and the termination of the December Debt Documents (such date being referred to as the “Termination Date”).

6.11 Counterparts; Facsimile.  This Agreement may be executed in any number of counterparts (each of which may be transmitted via facsimile or pdf), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

6.12 Action by Senior Lenders or December Investors.

(a)           Except as otherwise expressly set forth herein, any action or consent required or permitted hereunder on the part of the Senior Lenders (including, without limitation, the exercise of any remedies under the Senior Loan Documents on the part of the Senior Lenders) may only be taken on behalf of the Senior Lenders by (a) Peninsula, in the event that such party holds at least 20% of the principal amount of the outstanding Senior Notes, or (b) by Senior Lenders holding a majority in interest of the Senior Notes, in the event that Peninsula does not hold at least 20% of the principal amount of the outstanding Senior Notes; provided, however, that in either case, if any Senior Lender would be affected by any such action in a manner materially and adversely different than other Senior Lenders (solely in respect of each such party’s holdings of Senior Notes), regardless of whether such action was taken by a majority in interest of the Senior Notes, then the consent of such adversely affected Senior Lender shall also be required.  No Senior Lender shall owe any duty to the other Senior Lenders except as expressly set forth herein; provided, that the foregoing shall not abrogate any duties that Collateral Agent may have in its capacity as collateral agent.

(b)           Except as otherwise expressly set forth herein, any action or consent required or permitted hereunder on the part of the December Investors (including, without limitation, the exercise of any remedies under the December Debt Documents on the part of the December Investors) may only be taken on behalf of the December Investors by (a) Peninsula, in the event that such party holds at least 30% of the principal amount of the outstanding promissory notes issued under the December Purchase Agreement, or (b) by December Investors holding a majority in interest of the outstanding promissory notes issued under the December Purchase Agreement, in the event that Peninsula does not hold at least 30% of the principal amount of the outstanding promissory notes issued under the December Purchase Agreement; provided, however, that in either case, if any December Investor would be affected by any such action in a manner materially and adversely different than other December Investors (solely in respect of each such party’s holdings of promissory notes issued under the December Purchase Agreement), regardless of whether such action was taken by a majority in interest, then the consent of such adversely affected December Investor shall also be required.  No December Investor shall owe any duty to the other December Investors except as expressly set forth herein; provided, that the foregoing shall not abrogate any duties that Collateral Agent may have in its capacity as collateral agent.

7. GOVERNING LAW; CONSENT TO JURISDICTION.

(A)           THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN CALIFORNIA, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF SENIOR LENDERS’ OR DECEMBER INVESTORS’ LIENS UPON SUCH COLLATERAL AND THE ENFORCEMENT OF SENIOR LENDERS’ OR DECEMBER INVESTORS’ OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF CALIFORNIA.

(B)           EACH PARTY HEREBY CONSENTS AND AGREES THAT ANY FEDERAL OR STATE COURT LOCATED IN ANY COUNTY IN THE STATE OF CALIFORNIA, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE PARTIES PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT; PROVIDED, HOWEVER, THAT A SENIOR LENDER OR DECEMBER INVESTOR MAY, AT ITS OPTION, COMMENCE ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION TO OBTAIN POSSESSION OF OR FORECLOSE UPON ANY COLLATERAL, TO OBTAIN EQUITABLE RELIEF OR TO ENFORCE ANY JUDGMENT OR ORDER OBTAINED BY SUCH SENIOR LENDER OR DECEMBER INVESTOR WITH RESPECT TO ANY COLLATERAL, OR TO ENFORCE ANY OTHER RIGHT OR REMEDY OR OBTAIN ANY OTHER RELIEF DEEMED APPROPRIATE BY SUCH PARTY WITH RESPECT TO ANY COLLATERAL.  EACH PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS CONSENT TO JURISDICTION PROVISION WITH ITS LEGAL COUNSEL, AND HAS MADE THIS WAIVER KNOWINGLY AND VOLUNTARILY.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.

Peninsula Packaging, LLC

By:
Alex Millar, Managing Director

c/o Stradley Ronon Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA 19103
Attn:  Todd C. Vanett, Esquire
Fax:  (215) 564-8120

Trident Capital Fund-VI, L.P.
Trident Capital Fund-VI Principals Fund, L.L.C.

Executed by the undersigned as an authorized signatory of the General Partner of Trident Capital Fund-VI, L.P. and of the Managing Member of Trident Capital Fund-VI Principals Fund, L.L.C.

                                                                                                ____________________________
(signature)
                                                                                                ____________________________
(print name)

                                                                                                                c/o Trident Capital, Inc.
505 Hamilton Avenue, Suite 200
Palo Alto, CA 94301
Attn:  Howard C. Zeprun, Chief Administrative Officer and General Counsel
Fax:           (650) 289-4444

Hutton Living Trust Dated 12/10/1996

By:
G. Thompson Hutton, Trustee

Two Santiago Avenue
Atherton, CA 94027
Fax: (650) 326-6273

Whittaker Capital Partners, LLC

By: ____________________________________
Name: __________________________________
Title: ___________________________________

Address:  ________________________________
 ________________________________
           ________________________________

Fax:          ________________________________

Trident Capital, Inc.

By: ____________________________________
Name: __________________________________
Title: ___________________________________

Address:  ________________________________
 ________________________________
           ________________________________

Fax:          ________________________________

ADDITIONAL JUNE INVESTORS:

                If an entity:

               _______________________________________
              (Company name)

              By: ____________________________________
              Name: __________________________________
              Title: ___________________________________

              Address: ________________________________
         ________________________________
         ________________________________
         ________________________________
            Fax:            ________________________________

             If an individual:

             _______________________________________
             (Signature of individual)

             Printed Name: ____________________________

             Address: ________________________________
       ________________________________
       ________________________________
       ________________________________
           Fax:           ________________________________

            ADDITIONAL DECEMBER INVESTORS:

           If an entity:

           _______________________________________
           (Company name)

           By: ____________________________________
           Name: __________________________________
           Title: ___________________________________

           Address:________________________________
    ________________________________
    ________________________________
    ________________________________
          Fax:         ________________________________

           If an individual:

          _______________________________________
          (Signature of individual)

          Printed Name: ____________________________

          Address: ________________________________
    ________________________________
    ________________________________
    ________________________________
         Fax:          ________________________________

                                                                                           ADDITIONAL SEPTEMBER INVESTORS:

                                                                                           If an entity:

           _______________________________________
           (Company name)

           By: ____________________________________
           Name: __________________________________
           Title: ___________________________________

           Address:________________________________
    ________________________________
    ________________________________
    ________________________________
          Fax:         ________________________________

           If an individual:

          _______________________________________
          (Signature of individual)

          Printed Name: ____________________________

          Address: ________________________________
    ________________________________
    ________________________________
    ________________________________
         Fax:          ________________________________

BORROWER AGREEMENT

The undersigned, the Borrower mentioned in the foregoing Second Amended and Restated Subordination and Intercreditor Agreement, hereby acknowledges receipt of a copy thereof, acknowledges that the December Subordinated Debt and September Subordinated Debt mentioned therein is payable as stated therein.  Borrower shall make no payment of principal of or interest on the December Subordinated Debt and September Subordinated Debt, other than as expressly permitted under Section 2.2 of the Second Amended and Restated Subordination and Intercreditor Agreement.

Dated as of June 2, 2009

ECO2 PLASTICS, INC.

By:
Name:
Title: